                                                                   Exhibit 10(c)

                               CREDIT AGREEMENT

                                     among


                           CEC ENTERTAINMENT, INC.,

                               as the Borrower,


                    BANK ONE, TEXAS, NATIONAL ASSOCIATION,

                  as the administrative agent (the "Agent"),


                                SUNTRUST BANK,

                           as the syndication agent,


                                      and


                           the Lenders party hereto


                                  dated as of

                                 July 14, 2000




                        BANC ONE CAPITAL MARKETS, INC.

                     Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS


ARTICLE 1 - Definitions                                               1

     Section 1.1    Definitions                                       1
     Section 1.2    Other Interpretive Provisions                    16
     Section 1.3    Accounting Terms and Determinations              17
     Section 1.4    Time of Day                                      18

ARTICLE 2 - Credit Facility                                          18

     Section 2.1    Commitments                                      18
     Section 2.2    Notes                                            18
     Section 2.3    Repayment of Loan                                19
     Section 2.4    Use of Proceeds                                  19
     Section 2.5    Termination or Reduction of Commitments          19
     Section 2.6    Letters of Credit                                19
     Section 2.7    Extension of Maturity Date                       22

ARTICLE 3 - Interest and Fees
                                                                     23
     Section 3.1    Interest Rate
     Section 3.2    Determinations of Margins and Commitment
                     Fee Rate                                        23
     Section 3.3    Payment Dates                                    24
     Section 3.4    Default Interest                                 24
     Section 3.5    Conversions and Continuations of Balances        24
     Section 3.6    Commitment Fee                                   24
     Section 3.7    Letter of Credit Fees                            24
     Section 3.8    Administrative Fee                               25
     Section 3.9    Computations                                     25

ARTICLE 4 - Administrative Matters                                   25

     Section 4.1    Borrowing Procedure                              25
     Section 4.2    Minimum Amounts                                  25
     Section 4.3    Certain Notices                                  26
     Section 4.4    Prepayments                                      27
     Section 4.5    Method of Payment                                28
     Section 4.6    Pro Rata Treatment                               28
     Section 4.7    Sharing of Payments                              29
     Section 4.8    Non Receipt of Funds by the Agent.               29
     Section 4.9    Participation Obligations Absolute;
                     Failure to Fund Participation                   30

ARTICLE 5 - Change in Circumstances                                  30

     Section 5.1    Increased Cost and Reduced Return                30
     Section 5.2    Limitation on LIBOR Balances                     32
     Section 5.3    Illegality                                       32
     Section 5.4    Treatment of Affected Balances                   32
     Section 5.5    Compensation                                     33
     Section 5.6    Taxes                                            34
     Section 5.7    Withholding Tax Exemption                        35
     Section 5.8    Replacement of Lender                            35

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ARTICLE 6 - Guaranties                                               36

     Section 6.1    Guaranties                                       36
     Section 6.2    New Guarantors                                   36

ARTICLE 7 - Conditions Precedent                                     37

     Section 7.1    Initial Loans and Letters of Credit              37
     Section 7.2    All Advances and Letters of Credit               39

ARTICLE 8 - Representations and Warranties                           40

     Section 8.1    Existence, Power, and Authority                  40
     Section 8.2    Financial Condition                              41
     Section 8.3    Corporate and Similar Action; No Breach          41
     Section 8.4    Operation of Business                            41
     Section 8.5    Litigation and Judgments                         41
     Section 8.6    Rights in Properties; Liens                      42
     Section 8.7    Enforceability                                   42
     Section 8.8    Approvals                                        42
     Section 8.9    Debt                                             42
     Section 8.10   Taxes                                            42
     Section 8.11   Margin Securities                                42
     Section 8.12   ERISA                                            43
     Section 8.13   Disclosure                                       43
     Section 8.14   Subsidiaries; Capitalization                     43
     Section 8.15   Agreements                                       44
     Section 8.16   Compliance with Laws                             44
     Section 8.17   Investment Company Act                           44
     Section 8.18   Public Utility Holding Company Act               44
     Section 8.19   Environmental Matters                            44
     Section 8.20   Broker's Fees                                    45
     Section 8.21   Employee Matters                                 45
     Section 8.22   Solvency                                         45

ARTICLE 9 - Affirmative Covenants                                    46

     Section 9.1    Reporting Requirements                           46
     Section 9.2    Maintenance of Existence; Conduct of Business    48
     Section 9.3    Maintenance of Properties                        48
     Section 9.4    Taxes and Claims                                 48
     Section 9.5    Insurance                                        49
     Section 9.6    Inspection Rights                                50
     Section 9.7    Keeping Books and Records                        50
     Section 9.8    Compliance with Laws                             50
     Section 9.9    Compliance with Agreements                       51
     Section 9.10   Further Assurances                               51
     Section 9.11   ERISA                                            51

ARTICLE 10 - Negative Covenants                                      51

     Section 10.1   Debt                                             51
     Section 10.2   Limitation on Liens and Restrictions on
                     Subsidiaries                                    52
     Section 10.3   Mergers, Etc                                     53
     Section 10.4   Restricted Payments                              54
     Section 10.5   Investments                                      55
     Section 10.6   Limitation on Issuance of Capital Stock of
                     Subsidiaries                                    56
     Section 10.7   Transactions With Affiliates                     56
     Section 10.8   Disposition of Assets                            56
     Section 10.9   Lines of Business                                57
     Section 10.10  Limitations on Restrictions Affecting the
                     Borrower and its Subsidiaries                   57
     Section 10.11  Environmental Protection                         57
     Section 10.12  ERISA                                            57

ARTICLE 11 - Financial Covenants                                     58

     Section 11.1   Leverage Ratio                                   58
     Section 11.2   Fixed Charge Coverage Ratio                      58
     Section 11.3   Minimum Net Worth                                58
     Section 11.4   Capital Expenditures                             58

ARTICLE 12 - Default                                                 58

     Section 12.1   Events of Default                                58
     Section 12.2   Remedies                                         61
     Section 12.3   Cash Collateral                                  61
     Section 12.4   Performance by the Agent                         62
     Section 12.5   Set-off                                          62
     Section 12.6   Continuance of Default                           62

ARTICLE 13 - Agent                                                   62

     Section 13.1   Appointment and Authorization                    62
     Section 13.2   Delegation of Duties                             63
     Section 13.3   Liability of the Agent                           63
     Section 13.4   Reliance By the Agent                            64
     Section 13.5   Notice of Default                                64
     Section 13.6   Rights as Lender                                 64
     Section 13.7   Credit Decision                                  65
     Section 13.8   Indemnification                                  65
     Section 13.9   Successor Agent                                  66
     Section 13.10  Withholding Tax                                  67

ARTICLE 14 - Miscellaneous                                           68

     Section 14.1   Expenses                                         68
     Section 14.2   Indemnification                                  69
     Section 14.3   Limitation of Liability                          70
     Section 14.4   No Duty                                          70
     Section 14.5   No Fiduciary Relationship                        70
     Section 14.6   Equitable Relief                                 70
     Section 14.7   No Waiver; Cumulative Remedies                   70
     Section 14.8   Successors and Assigns                           71
     Section 14.9   Survival                                         73
     Section 14.10  Entire Agreement                                 73
     Section 14.11  Amendments and Waivers                           73
     Section 14.12  Maximum Interest Rate                            74
     Section 14.13  Notices                                          75
     Section 14.14  Governing Law; Venue; Service of Process         76
     Section 14.15  Counterparts                                     76
     Section 14.16  Severability                                     76
     Section 14.17  Headings                                         76
     Section 14.18  Non-Application of Chapter 15 of
                     Texas Credit Code                               76
     Section 14.19  Construction                                     76
     Section 14.20  Independence of Covenants                        77
     Section 14.21  Waiver of Jury Trial                             77
     Section 14.22  Confidentiality                                  77
     Section 14.23  Nonreliance on Margin Stock                      77

                               INDEX TO EXHIBITS


EXHIBIT A      Form of Note
EXHIBIT B      Form of Assignment and Acceptance
EXHIBIT C      Form of Compliance Certificate
EXHIBIT D      Form of Subsidiary Guaranty
EXHIBIT E      Form of Notice of Borrowings, Conversions,
                Continuations, or Prepayments
EXHIBIT F      Form of Joinder Agreement
EXHIBIT G      Current Form of Letter of Credit Agreement

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                              INDEX TO SCHEDULES

SCHEDULE  8.4  Operation of Business
SCHEDULE  8.5  Litigation and Judgments
SCHEDULE  8.6  Locations
SCHEDULE  8.9  Debt
SCHEDULE  8.10 Taxes
SCHEDULE  8.12 ERISA Matters
SCHEDULE  8.14 Subsidiaries; Capitalization
SCHEDULE  8.15 Material Agreements
SCHEDULE  8.19 Environmental Matters
SCHEDULE  8.20 Broker's Fees
SCHEDULE  8.21 Employee Matters
SCHEDULE  10.2 Permitted Liens

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("Agreement"), dated as of July 14, 2000, is among CEC ENTERTAINMENT, INC., a corporation duly organized and validly existing under the laws of the State of Kansas (the "Borrower"), each of the banks or other lending institutions which is (or which may from time to time become) a party hereto or any successor or assignee thereof pursuant to Section 14.8(b) (individually, a "Lender" and, collectively, the "Lenders"), and BANK ONE,TEXAS, NATIONAL ASSOCIATION, a national banking association, as the Fronting Bank (as defined below) and as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "Agent").


                               R E C I T A L S:

     A. The Borrower has requested that the Lenders extend a $75,000,000 unsecured credit facility to the Borrower in the form of a revolving credit facility for the purpose of financing capital expenditures, repurchases of the Borrower's capital stock, and other general corporate purposes and working capital.

     B. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions set forth in this Agreement and the other Loan Documents.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                                  Definitions

     Section 1.1 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

     "Adjusted LIBOR Rate" means, for any LIBOR Balance for any Interest Period therefor, the rate per annum (expressed as a decimal) determined by the Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Balance for such Interest Period by (b) one (1) minus the Reserve Requirement for such LIBOR Balance for such Interest Period.

     "Affected Balances" has the meaning specified in Section 5.4.

     "Affected LIBOR Balances" has the meaning specified in Section 5.5.

     "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of Capital Stock of such Person; or (c) ten percent (10%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, in no event shall the Agent, the Fronting Bank, or any Lender be deemed an Affiliate of the Borrower or any Subsidiary of the Borrower.

     "Agent" has the meaning specified in the introductory paragraph of this Agreement.

     "Agent-Related Persons" means the Agent, each of the Agent's Affiliates (including, without limitation, Banc One Capital Markets, Inc.), and each of their respective officers, directors, employees, and agents.

     "Agent's Letter" means the certain letter agreement dated as of the Closing Date between the Borrower and the Agent.

     "Agreement" has the meaning specified in the introductory paragraph of this Agreement, as the same may be amended, restated, or otherwise modified.

     "Applicable Lending Office" means, for each Lender and for each Type of Balance, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Balance on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 14.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which advances of such Type of Balance are to be made and maintained.

     "Applicable Rate" has the meaning specified in Section 3.1.

     "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including, without limitation, any sale/lease-back arrangement), lease, assignment, transfer, or other voluntary disposition of any asset of such Person (including, without limitation, the sale or other disposition of any Capital Stock of any Subsidiary of such Person but excludes any such transaction among any of the Borrower and its Subsidiaries) other than sales of inventory in the ordinary course of business.

     "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit B, entered into by a Lender and an Eligible Assignee pursuant to Section 14.8(b) and accepted by the Borrower (if required) and the Agent.

     "Attorney Costs" means, with respect to any Person, all reasonable fees, expenses, and disbursements of any outside law firm or other outside counsel engaged by such Person.

     "Balance" means either the Prime Rate Balance or a LIBOR Balance.

     "Bank One" means Bank One, Texas, National Association, and its successors and assigns.

     "Bankruptcy Code" has the meaning specified in Section 12.1(e).

     "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

     "Business Day" means (a) any day excluding Saturday, Sunday, and any day on which any branch of the Federal Reserve System is closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with any LIBOR Balance, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP (excluding specifically any such expenditures which constitute Permitted Acquisitions), including, without limitation, the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means corporate stock and any and all shares, partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities, or other equivalent evidences (however designated) of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, or other type of entity).

     "Change of Control" means the acquisition by any Person or by two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25.0% or more of the outstanding shares of Voting Stock of the Borrower.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Commitment" means, as to each Lender, the obligation of such Lender to make advances of funds and purchase participation interests in (or with respect to the Fronting Bank as a Lender,hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by such Lender) under the heading "Commitment", as the same may be reduced or terminated pursuant to Section 2.5 or Section 12.2. The aggregate amount of the Commitments as of the Closing Date equals seventy-five million Dollars ($75,000,000).

     "Commitment Fee Rate" has the meaning specified in Section 3.2.

     "Commitment Percentage" means, with respect to each Lender, the percentage equivalent (carried to eight (8) decimal places) of a fraction, the numerator of which is the aggregate amount of the Commitment of such Lender (or if such Commitment has terminated or expired, the outstanding principal amount of the Loan (and, if applicable, Letter of Credit Liabilities) of such Lender with respect thereto), and the denominator of which is the aggregate amount of the Commitments of all of the Lenders (or if such Commitments have terminated or expired, the outstanding principal amount of the Loans (and, if applicable, Letter of Credit Liabilities) of all of the Lenders with respect thereto).

     "Compliance Certificate" means a certificate in substantially the form of Exhibit C, properly completed and executed by the chief executive officer or chief financial officer of the Borrower.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.5 of a LIBOR Balance from one Interest Period to the next Interest Period.

     "Contract Rate" has the meaning specified in Section 14.12(a).

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.5 or Article 5 of one Type of Balance into another Type of Balance.

     "Debt" means, with respect to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP; (d) all Capital Lease Obligations of such Person; (e) Guarantees by such Person; (f) all indebtedness, liabilities, and obligations of the types described in the foregoing clauses (a) through (e) secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities, and obligations secured thereby have been assumed by such Person or are non-recourse to such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or
(ii) the fair market value of the Property encumbered; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments (including, without limitation, those outstanding with respect to Letters of Credit, but excluding letters of credit or bonds relating to obligations arising in the ordinary course of business which otherwise constitute Debt); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); (i) all vested obligations of such Person for the payment of money under any earn-out, non-compete, consulting, or similar arrangements providing for the deferred payment of the purchase price for any property to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person; (j) all obligations of such Person to redeem or retire shares of Capital Stock of such Person; (k) all indebtedness, liabilities, and obligations of such Person under any Hedge Agreement; and (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both will become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document, a rate per annum equal to the sum of two percent (2.00%), plus the Applicable Rate for the Prime Rate Balance as in effect from time to time (provided, that for amounts outstanding as LIBOR Balances, the "Default Rate" for such principal shall be two percent (2.00%), plus the Applicable Rate for each LIBOR Balance for the remainder of the applicable Interest Period as provided in Section 3.1, and, thereafter, the rate provided for above in this definition).

     "Dollars" and "$" mean lawful money of the U.S.

     "EBITDA" means, for any period, the total of the following calculated for the Borrower, without duplication, on a consolidated basis for such period:
(a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income; plus (c) Interest Expense to the extent included in the determination of Net Income; plus (d) amortization and depreciation expense to the extent included in the determination of Net Income; plus (e) other non-cash, non-recurring charges to the extent included in the determination of Net Income; minus (f) other non-recurring gains to the extent included in the determination of Net Income.

     "EBITDAR" means, for any period, the total of the following calculated for the Borrower, without duplication, on a consolidated basis for such period: (a) EBITDA; plus (b) all lease and rent expense for any real or personal Property to the extent included in the determination of Net Income.

     "Eligible Assignee" has the meaning specified in Section 14.8(b)(i).

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements regulating health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal or civil statute, including, without limitation, any Environmental Law, Permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions, or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any Subsidiary of the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any Subsidiary of the Borrower.

     "Event of Default" has the meaning specified in Section 12.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter each of which is approximately one calendar month in duration. There are twelve (12) Fiscal Periods in a Fiscal Year.

     "Fiscal Quarters" means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Sunday of the thirteenth(or fourteenth, if applicable) week in such quarter.

     "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes beginning on the Monday following the Sunday nearest December 31 of each year and ending on the Sunday nearest December 31 of the following year. The current Fiscal Year of the Borrower will end on December 31, 2000 and the two following Fiscal Years will end on December 30, 2001 and December 29, 2002, respectively.

     "Fixed Charge Coverage Ratio" means, for any period and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) EBITDAR for such period minus the sum of (i) Maintenance Capital Expenditures, to (b) the sum of (i) current maturities on long term Debt (including Capital Leases), plus, (ii) income and franchise taxes actually paid during such period, plus (iii) Interest Expense for such period, plus (iv) dividends (to the extent actually paid during such period, plus (v) all lease and rent expense to the extent included in the determination of EBITDAR.

     "Fronting Bank" means Bank One or such other Lender which is a commercial bank as Borrower and Bank One may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

     "Funded Debt" means Debt described in clauses (a), (b), (c), (d), (e),
(f), (g), (j), and (l) of the definition of Debt.

     "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial, township, or other political subdivision thereof, and any department, commission, board, court, agency, or other instrumentality or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" means any indebtedness, liability, or obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for any Debt or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be equal to the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Borrower and the Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means any Person who is or becomes a party to any Guaranty of the Obligations or any part thereof.

     "Guaranty" means the Subsidiary Guaranty or any other guaranty agreement executed and delivered by a Person in favor of the Agent, for the benefit of the Agent and the Lenders, and any and all amendments, restatements, or other modifications thereof, and "Guaranties" means all of such agreements, collectively.

     "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent, or material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

     "Hedge Agreement" means any agreement, device, or arrangement designed to protect a Person from the fluctuations of interest rates, exchange rates, or forward rates applicable to its assets, liabilities, or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any cancellation, buy-back, reversal, termination, or assignment of any of the foregoing.

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings, or royalty rights.

     "Interest Expense" means, for any period and for any Person, the sum of
(a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) interest expenses paid under Hedge Agreements during such period, minus (c) interest payments received under Hedge Agreements during such period.

     "Interest Period" means with respect to any LIBOR Balance, each period commencing on the date such Balance is established or Continued, or Converted from the Prime Rate Balance to a LIBOR Balance, or the last day of the next preceding Interest Period with respect to such LIBOR Balance, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section
3.5 or Section 4.3, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than five (5) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any LIBOR Balance shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related LIBOR Balance shall not be available hereunder.

     "Investments" has the meaning specified in Section 10.5.

     "Joinder Agreement" means an agreement to be executed by a Subsidiary pursuant to the terms of Section 6.2, in substantially the form of Exhibit F.

     "Lender" has the meaning specified in the introductory paragraph of this Agreement.

     "Letter of Credit" has the meaning specified in Section 2.6(a).

     "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Fronting Bank, the letter of credit application and reimbursement agreement which the Fronting Bank requires to be executed by the Borrower in connection with the issuance of such Letter of Credit.

     "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) all un-reimbursed drawings under Letters of Credit.

     "Leverage Ratio" means, as of any period end and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) Total Adjusted Funded Debt to (b) EBITDAR.

     "LIBOR Balance" means any portion of the Loan that bears interest at a rate based upon the Adjusted LIBOR Rate.

     "LIBOR Rate" means, with respect to any LIBOR Balance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that (a) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBOR Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Balance and having a maturity equal to such Interest Period.

     "LIBOR Rate Margin" has the meaning specified in Section 3.2.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan" means, as to any Lender, the advances made by such Lender pursuant to Section 2.1,and, as to all Lenders, all such advances made or held by the Lenders pursuant to Section 2.1.

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit Agreements, any Joinder Agreement, any Hedge Agreement between the Borrower and any Lender with respect to the Loan, and all other agreements, documents, and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof (excluding any commitment letter, term sheet, or other agreement entered into prior to the Closing Date).

     "Maintenance Capital Expenditures" means, for any Fiscal Year of the Borrower, an amount equal to $20,000 for each restaurant location of the Borrower and its Subsidiaries, and, with respect to any calculation for any period of time less than a full Fiscal Year (a "measurement period"), means an amount equal to $20,000 for each restaurant location of the Borrower and its Subsidiaries annualized for the number of Fiscal Periods included in such measurement period.

     "Margin Adjustment Date" has the meaning specified in Section 3.2.

     "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could have a material adverse effect, on (a) the business or financial condition, performance, or operations of the Borrower individually or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower individually or the Borrower and its Subsidiaries taken as a whole to pay and perform the obligations for it or they, as applicable, are responsible when due, or (c) the validity or enforceability of (i) any of the Loan Documents or
(ii) the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

     "Maturity Date" means July 11, 2003 or such later date to which the expiration of the Loan may be extended in accordance with the terms of this Agreement.

     "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of non-usurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the applicable rate ceiling described in, and computed in accordance with, the Texas Finance Code.

     "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

     "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding the income of any other Person (other than Subsidiaries) in which such Person or any Subsidiary of such Person has an ownership interest, unless received by such Person or a Subsidiary of such Person in a cash distribution.

     "Net Proceeds" means (i) in connection with any disposition of Property of the Borrower or any of its Subsidiaries, the cash proceeds received by such Person from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (a) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and
(b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the Property disposed of and (ii) in connection with issuance of any Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, placement, underwriting, or arrangement fees, and other customary fees and expenses) actually paid.

     "Net Worth" means the Borrower's shareholder's equity (including, without limitation, Capital Stock, additional paid-in capital, and retained earnings as determined in accordance with GAAP.

     "Notes" means the promissory notes provided for by Section 2.2 and all amendments, restatements, or other modifications thereof.

     "Obligations" means any and all (a) obligations, indebtedness, and liabilities of the Borrowerto the Agent and the Lenders, or any of them, arising pursuant to this Agreement or any other Loan Document, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loan, the Reimbursement Obligations, interest on the Loan and Reimbursement Obligations, and all fees, costs, and expenses (including, without limitation, Attorney Costs) provided for in the Loan Documents, and (b) indebtedness, liabilities, and obligations of the Borrower under any Hedge Agreement that the Borrower may enter into with the Agent, any Lender, or any of their respective Affiliates if and to the extent that such Hedge Agreement is permitted in accordance with Section 10.1(h).

     "Offering Memorandum" means the certain Confidential Offering Memorandum dated May 2000, prepared and distributed by Banc One Capital Markets, Inc. with respect to the syndication of the Commitments and the Loan evidenced by this Agreement.

     "Other Taxes" has the meaning specified in Section 5.6(b).

     "Outstanding Credit" means, at any time of determination, the sum of (a) the aggregate amount of the Loan then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to any Lender, such Lender's pro rata share of the Loan then outstanding and participation or other interest in such Letter of Credit Liabilities).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permit" means any permit, certificate, approval, order, license, or other authorization.

     "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of Property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

          (a) No Default. Both before and after considering the effect of such acquisition and any advance of the Loan requested to be made in connection therewith, no Default exists at the time thereof or will exist or would result therefrom;

          (b) Consideration. The purchase price to be paid by the Borrower or its applicable Subsidiary, including all cash consideration paid (whether classified as purchase price, non-compete payments, or otherwise and without regard to whether such amount is paid at closing or paid over time and the Dollar value of all other assets, including Capital Stock of the Borrower, to be transferred by the purchaser in connection with such acquisition to the seller or sellers, all valued in accordance with the applicable agreement entered into between the Target and/or the seller and the purchaser, and including (without duplication) the amount of any Debt incurred, assumed, or acquired by the Borrower or a Subsidiary of the Borrower in connection with such acquisition shall not exceed $20,000,000 in connection with any such single acquisition and shall not exceed $25,000,000 for any combination of such acquisitions in any Fiscal Year of the Borrower.

          (c) Diligence. The Borrower has completed due diligence to its satisfaction on the Target and the Property to be acquired;

          (d) Structure. If the proposed acquisition is an acquisition of the Capital Stock of a Target, the acquisition will be structured so that the Target will become a Subsidiary of the Borrower; and, if the proposed acquisition is an acquisition of assets, the acquisition will be structured so that the Borrower or a Subsidiary of the Borrower shall acquire such assets; and

          (e) Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries shall, as a result of or in connection with any such acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such acquisition, could result in a Material Adverse Effect.

     "Permitted Liens" means the Liens permitted by Section 10.2.

     "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA.

     "Prime Rate" means a rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half percent (0.50%), changing when and as the Federal Funds Rate changes, or (b) the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

     "Prime Rate Balance" means the portion of the Loans that bear interest at a rate based upon the Prime Rate.

     "Prime Rate Margin" has the meaning specified in Section 3.2.

     "Principal Office" means the office of the Agent, located at 1717 Main Street, 3rd Floor, Dallas, Texas 75201.

     "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

     "Projections" means the Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all materially consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Property" means, for any Person, property or assets of all kinds, real, personal, or mixed,tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Payment Date" means, subject to the last sentence of Section 4.5, the last day of each March, June, September, and December of each year.

     "Register" has the meaning specified in Section 14.8(d).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

     "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement (other than with respect to taxes excluded by the first sentence of Section 5.6(a)) in U.S. federal, state, or foreign laws or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretations, directives, or requests (other than with respect to taxes excluded by the first sentence of Section 5.6(a)) applying to a class of lenders including such Lender of or under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Obligations" means all indebtedness, liabilities, and obligations of the Borrower to reimburse the Agent or the Fronting Bank in accordance with Section 2.6(e) for any demand for payment or drawing under a Letter of Credit.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or from Property owned or leased by such Person, including, without limitation, the migration of Hazardous Materials through or in the air, soil, surface water, ground water, or property, in violation of Environmental Laws.

     "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or minimize the threat of Release or the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

     "Required Lenders" means any combination of Lenders having more than sixty-seven percent(67.0%) of the sum of the Commitments or, if the Commitments have terminated, the outstanding principal amount of the Loan and participations in the Letters of Credit.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of LIBOR Balances, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve

Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or
(b) any category of extensions of credit or other assets which include LIBOR Balances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means, (a) when used to determine the relationship of a Person (the "parent")to another Person, a Person (the "subsidiary") of which an aggregate of more than fifty percent (50.0%) or more of the Capital Stock is owned of record or beneficially by the parent, or by one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of the subsidiary, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of the subsidiary, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to the parent, any corporation, trade, or business (whether or not incorporated) which is under common control with the parent and is treated as a single employer with the parent under Section 414(b) or Section 414(c) of the Code and the regulations thereunder.

     "Subsidiary Guaranty" means a guaranty agreement executed and delivered by a Subsidiary of the Borrower in favor of the Agent, for the benefit of the Agent and the Lenders, in substantially the form of Exhibit D, as such Guaranty may be amended, restated, or otherwise modified from time to time.

     "Target" means the Person who is to be acquired or whose assets are to be acquired by the Borrower or a Wholly-Owned Subsidiary of the Borrower in connection with a Permitted Acquisition.

     "Taxes" has the meaning specified in Section 5.6.

     "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

     "Total Adjusted Funded Debt" means, as of any date of determination, with respect to the Borrower and its Subsidiaries, (a) all Debt of such Persons, plus (b) the pro forma minimum contractual lease obligations of such Persons (excluding liability for contingent rent expense) for the following four (4) Fiscal Quarters multiplied by eight(8).

     "Type" means either type of Balance (i.e., the Prime Rate Balance or a LIBOR Balance).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits; all determined as of the then most recent valuation date for such Plan.

     "U.S." means the United States of America.

     "Voting Stock" means Capital Stock of a Person having by the terms thereof under ordinary circumstances the voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower that is owned 100% by the Borrower and/or a Subsidiary of the Borrower.

     Section 1.2  Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Exhibit, Section, and Schedule references pertain to Articles, Exhibits, Sections, and Schedules of this Agreement.

          (c)  (i)   The term "including" is not limiting and means "including
without limitation."

               (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (iii) The phrases "could have a Material Adverse Effect" and "could not have a Material Adverse Effect", and other similar phrases, whenever used herein with regard to the Borrower or any Subsidiary of the Borrower shall be interpreted considering solely the Borrower's or such Subsidiary's reasonable expectation of the likelihood of the actual existence or occurrence (as the case may be) of an event or circumstance constituting a Material Adverse Effect.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

          (e) This Agreement and other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or any Lender by way of consent, approval, or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (f) Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in
Section 8.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period.

To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, change the manner in which either the last day of its Fiscal Year or the last day of each of the first three Fiscal Quarters of its Fiscal Year is determined without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by the Borrower's or any of its Subsidiaries's certified public accountants, or requested by the Borrower (or that the Borrower otherwise requests and the Agent and the Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by the Borrower or any of its Subsidiaries occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Borrower, the Agent, and the Required Lenders shall enter into an agreement (reasonably acceptable to the Borrower, the Agent, and the Required Lenders) amending such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent, and the Required Lenders, the financial statements required to be prepared and delivered by the Borrower shall comply in all respects to GAAP and all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred. No changes in accounting principles required in accordance with GAAP and implemented by the Borrower pursuant to this Section 1.3 shall constitute a Default hereunder.

     Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.


                                   ARTICLE 2

                                Credit Facility

     Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make advances to the Borrower from time to time, subject to the provisions of Section 2.4, from and including the Closing Date to but excluding the Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, (a) the Outstanding Credit applicable to a Lender shall not at any time exceed such Lender's Commitment, and (b) the Outstanding Credit of all of the Lenders shall not at any time exceed the aggregate Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments and may establish a Prime Rate Balance and LIBOR Balances thereunder and, until the Maturity Date, the Borrower may Continue LIBOR Balances established under the Loan or Convert Balances established under the Loan of one Type into Balances the other Type. Each Type of Balance under the Loan advanced by each Lender shall be established and maintained at such Lender's Applicable Lending Office for such Type of Balance.

     Section 2.2 Notes. The Loan made by a Lender shall be evidenced by a single promissory note of the Borrower, in substantially the form of Exhibit A, payable to the order of such Lender, in the maximum principal amount equal to such Lender's Commitment as originally in effect (or,if greater, its Commitment as thereafter increased) and otherwise duly completed.

     Section 2.3 Repayment of Loan. The Borrower shall pay to the Agent, for the account of the Lenders, (a) the prepayments of the Loan required pursuant to Section 4.4(a) and (b) the outstanding principal amount of the Loan on the Maturity Date.

     Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Loan shall be used by the Borrower (a) to repay the Borrower's existing indebtedness due to Bank One under that certain Loan Agreement dated June 27, 1995, as amended, between the Borrower and Bank One,
(b) for payment of the Reimbursement Obligations, (c) to finance Capital Expenditures by the Borrower, (d) subject to Section 8.11 and Section 10.4(d), to finance repurchases of the Borrower's Capital Stock, and (e) for general corporate purposes, including, without limitation, Permitted Acquisitions, Restricted Payments to the extent permitted under this Agreement, and to finance working capital requirements of the Borrower and its Subsidiaries, arising in the ordinary course of business; provided that notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the aggregate amount of the Loan made to the Borrower at any time (including, without limitation, on the Closing Date) shall at all times be in compliance with Regulation U.

     Section 2.5 Termination or Reduction of Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Commitments at any time and from time to time, provided that:
(a) the Borrower shall not have the right to terminate or reduce in part any unused portion of the Commitments that could or may be required to be advanced by the Lenders to repay Reimbursement Obligations then outstanding; (b) the Borrower shall give the Agent at least three (3) Business Days notice of each such termination or reduction as provided in Section 4.3; and (c) each partial reduction shall be in an aggregate amount at least equal to $3,000,000 or any multiple $100,000 in excess thereof. The Commitments may not be reinstated after they have been terminated or reduced.

     Section 2.6    Letters of Credit.

          (a) Commitment to Issue. The Borrower may utilize the Commitments by requesting that the Fronting Bank issue, and the Fronting Bank, subject to the terms and conditions of this Agreement, shall issue, standby letters of credit for the Borrower's account (such letters of credit being referred to herein as the "Letters of Credit"); provided that (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $2,000,000, (ii) the Outstanding Credit shall not at any time exceed the maximum amount prescribed by Section 2.1, and (iii) the Outstanding Credit applicable to any Lender shall not at any time exceed the maximum amount for such Lender prescribed by Section 2.1. Upon the date of issue of a Letter of Credit, the Fronting Bank shall be deemed, without further action by any party hereto, to have sold to each Lender who holds a Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the Fronting Bank, a participation to the extent of such Lender's Commitment Percentage (calculated with respect to the Commitments) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of the Agent and the Fronting Bank shall no longer be considered a "Letter of Credit" as provided by the terms of this Agreement and any participating interest heretofore granted by the Fronting Bank to the Lenders holding Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Fronting Bank with respect to such Letter of Credit until the expiry thereof.

          (b) Letter of Credit Request Procedure. The Borrower shall give the Agent not less than three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall notify the Fronting Bank and each Lender who holds a Commitment of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit (i) shall have an expiration date that does not extend beyond a date which is the lesser of (A) one (1) year from the date of issuance or (B) thirty (30) days prior to the Maturity Date, (ii) shall be payable in Dollars,(iii) must support a transaction or Capital Expenditure entered into or obligation arising in the ordinary course of business of the Borrower, (iv) must be satisfactory in form and substance to the Agent and the Fronting Bank, and (v) shall be issued pursuant to such documentation as the Agent and the Fronting Bank may require, including, without limitation, the Fronting Bank's standard form Letter of Credit Agreement (a current draft of which is attached hereto as Exhibit G, provided that attachment of such form shall not be a requirement that the Fronting Bank use such form in connection with issuance of any Letter of Credit or that any future form of Letter of Credit Agreement be in form or substance similar to such form); provided that in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

          (c) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Fronting Bank shall so notify the Agent and the Agent shall so notify the Borrower and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 1:00 p.m. (Dallas, Texas time) on the applicable payment date if the Borrower has not reimbursed the Fronting Bank for the amount paid as a result of such demand or drawing, each Lender will make available to the Agent, at the Principal Office,in immediately available funds, an amount equal to such Lender's Commitment Percentage of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to an advance of the Loan under Article 7 have not been satisfied and the Agent shall promptly pay such amounts to the Fronting Bank.

          (d) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Fronting Bank (through the Agent) for any amounts paid by the Fronting Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent not later than 1:00 p.m.(Dallas, Texas time) on the date of the corresponding payment under the Letter of Credit by the Fronting Bank; provided that the Agent has provided notice to the Borrower prior to11:00 a.m. (Dallas, Texas time) on such day that such payment is due. In the event such notice is received after 11:00 a.m. (Dallas, Texas time) on a Business Day, such payment shall be due not later than 1:00 p.m. (Dallas, Texas time) on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting an advance of the Loan in accordance with Section 4.1, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations.

     The Agent will pay to each Lender participating in a Letter of Credit such Lender's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement

Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Agent in respect of such Letter of Credit pursuant to clause (c) of this Section 2.6.(e) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense, or other rights which the Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, the Fronting Bank, the Agent, any Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(iv) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

          (f) Assumption of Risk by the Borrower. As among the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, the Fronting Bank, and the Agent shall not be responsible for:

               (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

               (ii) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

               (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

               (v)    errors in interpretation of technical terms;

               (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

               (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

               (viii) any consequences arising from causes beyond the control of any Lender or the Fronting Bank, including, without limitation, any act of any Governmental Authority. None of the foregoing shall affect, impair, or prevent the vesting of any of the Lenders', the Fronting Bank's, or the Agent's rights or powers under this Section 2.6. The Borrower shall have a claim against the Fronting Bank, and the Fronting Bank shall be liable to the Borrower, to the extent of any direct (but not indirect, consequential, or punitive) damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (A) the Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof, (B) the Fronting Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit, or (C) the Fronting Bank's acceptance of documents that do not appear on their face to be in order; provided that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 2.7 Extension of Maturity Date. The term of this Agreement shall end on the Maturity Date unless extended as provided in this Section. Upon the Borrower's written request to the Agent and the Lenders after the first anniversary date of the Closing Date, and if all of the Lenders consent to such request in writing, the Maturity Date will be extended by a term of one (1) year. In the event that the Borrower requests an extension of the Maturity Date as set forth in the preceding sentence and all of the Lenders approve such extension, this Agreement and all of the other Loan Documents shall be deemed to have been amended to reflect the effect of such extension without any additional approval, writing, or agreement being required.


                                   ARTICLE 3

                               Interest and Fees

     Section 3.1 Interest Rate. The Borrower shall pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of the Loan made by such Lender for the period commencing on the date of the initial advance under the Loan to but excluding the date the Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:

          (a) during the period that the Loan or any portion thereof is outstanding as a Prime Rate Balance, the Prime Rate, plus the Prime Rate Margin; and

          (b) during the period that the Loan or any portion thereof is outstanding as a LIBOR Balance or as LIBOR Balances, the Adjusted LIBOR Rate, plus the LIBOR Rate Margin.

     Section 3.2 Determinations of Margins and Commitment Fee Rate. From the Closing Date until the first Margin Adjustment Date, the margins identified in Section 3.1 shall be as follows: (a) the margin of interest payable with respect to the Prime Rate Balance (the "Prime Rate Margin") shall be zero percent (0.00%); and (b) the margin of interest payable with respect to the LIBOR Balance (the "LIBOR Rate Margin") shall be one and one-eighth percent (1.125%). From the Closing Date until the first Margin Adjustment Date, the percentage used to determine fees payable under Section 3.6 (the "Commitment Fee Rate") shall be one-quarter percent (0.25%). Upon delivery of the certificate required pursuant to Section 9.1(c) after the end of each Fiscal Quarter commencing with such certificate delivered for the Fiscal Quarter ending July 2, 2000, the Commitment Fee Rate, the Prime Rate Margin, and the LIBOR Rate Margin shall automatically be adjusted to the fee or rate, as applicable, corresponding to the Leverage Ratio of the Borrower set forth in the following table, such automatic adjustment to take effect retroactively as of the first day of the then existing Fiscal Quarter during which such certificate is delivered (the "Margin Adjustment Date").


LEVERAGE RATIO
PRIME RATE MARGIN
LIBOR RATE MARGIN
COMMITMENT FEE RATE

Greater than or equal to 3.00 to 1.00
0.00%
1.75%
0.375%


Greater than or equal to 2.75
to 1.00 but less than 3.00 to
1.00
0.00%
1.50%
0.375%



Greater than or equal to 2.25
to 1.00 but less than 2.75 to
1.00
0.00%
1.125%
0.25%


Less than 2.25 to 1.00
0.00%
1.00%
0.25%


If the Borrower fails to deliver such certificate with respect to any Fiscal Quarter which sets forth the Leverage Ratio within the period of time required by Section 9.1(c): (y) the LIBOR Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to one and three-quarters percent (1.75%) per annum and (z) the Commitment Fee Rate shall automatically be adjusted to three-eighths percent (0.375%) per annum. The automatic adjustments provided for in the preceding sentence shall take effect retroactively as of the first day of the then existing Fiscal Quarter and shall remain in effect until subsequently adjusted prospectively in accordance herewith upon the delivery of the required certificate.

     Section 3.3 Payment Dates. Accrued interest on the Loan shall be due and payable as follows: (a) in the case of the Prime Rate Balance, on the first day of each month and on the Maturity Date; and (b) in the case of each LIBOR Balance, on (i) the last day of the Interest Period with respect thereto, (ii) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (iii) on the Maturity Date.

     Section 3.4 Default Interest. Notwithstanding anything to the contrary contained in this Agreement, during the existence of an Event of Default, Borrower will pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of the Loan made by such Lender, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Lender.

     Section 3.5    Conversions and Continuations of Balances.  Subject to
Section 4.2, the Borrower shall have the right from time to time to Convert all or part of the Prime Rate Balance into a LIBOR Balance or to continue LIBOR Balances in existence as LIBOR Balances, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.3; (b) subject to Article 5, a LIBOR Balance may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into the Prime Rate Balance, no Conversions or Continuations shall be made without the consent of the Agent and the Required Lenders at any time during the existence of a Default.

     Section 3.6 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (determined according to the provisions of Section 3.2) on the daily average unused amount of such Lender's Commitment for the period from and including the Closing Date to and including the Maturity Date, at the Commitment Fee Rate as set forth in Section 3.2, provided that for purposes of calculating such fee the amount of outstanding Letters of Credit shall constitute use of the Commitment. Accrued Commitment Fees under this Section shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date.

     Section 3.7 Letter of Credit Fees. The Borrower will pay to the Agent, for the account of each Lender, a fee on such Lender's Commitment Percentage of the aggregate stated amount of each Letter of Credit, such fee
(a) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (b) to be calculated on each Quarterly Payment Date at a rate per annum equal to the LIBOR Rate margin applicable to the Loan. After receiving any payment of any fees under this Section, the Agent will promptly pay to each Lender the fees then due such Lender. The Borrower will also pay to the Fronting Bank, for its account only, a fee on the aggregate stated amount of each Letter of Credit, such fee (y) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (z) to be calculated at a rate per annum equal to one-eighth of one percent (0.125%). The Borrower will also pay to the Fronting Bank, for its account only, all customary fees for issuance, negotiation, amendment, or processing of the Letters of Credit.

     Section 3.8 Administrative Fee. The Borrower agrees to pay to the Agent on the Closing Date and on each anniversary thereof the administrative fee described in the Agent's Letter.

     Section 3.9 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding anything to the contrary contained in this Section, interest payable by the Borrower hereunder and under the other Loan Documents with respect to the Prime Rate Balance shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

                                   ARTICLE 4

                            Administrative Matters

     Section 4.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 4.3. Not later than 1:00 p.m. (Dallas, Texas time) on the date specified for each borrowing under the Commitment, each Lender will make available the amount of the Loan to be advanced by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 3:00 p.m. at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit, or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or (b) a Person or Persons designated by the Borrower in writing.

     Section 4.2 Minimum Amounts. Each borrowing under the Commitment shall be in an amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. Except for Conversions and prepayments pursuant to Section 4.4(a) and Article 5, each Conversion and prepayment of principal of the Loan shall be in an amount at least equal to$1,000,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding the foregoing, each borrowing or Continuation under the Commitments as a LIBOR Balance and each Conversion of amounts outstanding as all or a portion the Prime Rate Balance to a LIBOR Balance shall be in an amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

     Section 4.3    Certain Notices.

          (a) Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations, and prepayments of the Loan, and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (Dallas, Texas time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, or prepayment as specified below:


                                                       Number of Business
                                                        Days Prior Notice
                                                       ------------------
Borrowing of Loans as all or a portion of the
Prime Rate Balance                                                0

Borrowing of Loans as LIBOR Balances                              3

Conversions or Continuations of Loans and termination
or reduction of Commitments                                       3

Prepayment of Loans which are all or a portion of the
Prime Rate Balance                                                0

Prepayment of Loans which are LIBOR Balances                      3

     Any notices of the type described in this Section which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Subject to Section 4.3(b), each such notice of borrowing, Conversion, Continuation, or prepayment shall be in the form of Exhibit E, appropriately completed by an authorized representative of the Borrower, and shall specify (i) the amount of the Loan to be borrowed or prepaid or the Balances to be Converted or Continued; (ii) the amount (subject to this Section 5.2) to be borrowed, Converted, Continued, or prepaid; (iii) in the case of a Conversion, the Type of Balance to result from such Conversion; (iv) in the case of a borrowing, the Type of Balance or Balances to be applicable to such borrowing and the amounts thereof; (v) in the event a LIBOR Balance is selected, the duration of the Interest Period therefor; and
(vi) the date of borrowing, Conversion, Continuation, or repayment (which shall be a Business Day).

          (b) Any notices by the Borrower of the type described in this Section may be made orally or in writing and, if made orally, must be confirmed immediately in writing (which may be by facsimile transmission, provided that such facsimile transmission is promptly followed by delivery of an original signed notice) on the same Business Day on which such oral notice is given; provided that any such oral notice shall be deemed to be controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. The Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received ater the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Balance applicable to a borrowing of the Loan, or the duration of any Interest Period for any LIBOR Balance, within the time period and otherwise as provided in this Section, such Balance (if outstanding as a LIBOR Balance) will be automatically Converted into the Prime Rate Balance on the last day of the Interest Period for such LIBOR Balance or (if outstanding as a portion of the Prime Rate Balance) will remain as, or (if not then outstanding) will be made as, a portion of the Prime Rate Balance. The Borrower may not borrow under the Loan as a LIBOR Balance, Convert any portion of the Prime Rate Balance into LIBOR Balances, or Continue any LIBOR Balance as a LIBOR Balance if the Applicable Rate for such LIBOR Balance would exceed the Maximum Rate.

     Section 4.4    Prepayments.

          (a)  Mandatory.

               (i) Overadvance. If at any time the Outstanding Credit exceeds the aggregate Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the Loan by the amount of such excess.

               (ii) Prepayments from Asset Dispositions. Immediately upon receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of such Net Proceeds of such Asset Disposition.

               (iii) Prepayments from Debt Offerings. In the event that the Borrower or any Subsidiary of the Borrower incurs any Funded Debt (other than Debt permitted by Section 10.1) no later than the third Business Day following the incurrence of such Debt, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of the Net Proceeds of such Debt.

               (iv) Prepayments from Equity Offerings. In the event that the Borrower or any Subsidiary of the Borrower issues Capital Stock in any public offering or private placement other than such issuance or placement made exclusively in payment of or funding for a Permitted Acquisition, or receives an additional capital contribution in respect of existing Capital Stock or other Securities (including, without limitation, Debt Securities), other than such issuance or placement made exclusively in payment of, or funding for, a Permitted Acquisition, pursuant to the Borrower's 1988 Non-Statutory Stock Option Plan, the Borrower's 1997 Non- Statutory Stock Option Plan, the Borrower's Non-Employee Director's Stock Option Plan, and the Borrower's Rights Agreement dated November 19, 1997 (or any capital contribution in respect of any similar future plans) or issued in exchange for outstanding Debt or equity Securities, no later than the third Business Day following the date of receipt of the proceeds from such issuance, the Borrower shall make a prepayment in respect of the Obligations equal to the net proceeds of such issuance.

          (b) Optional. Subject to Section 4.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 4.3, prepay or repay the Loan in full or in part. LIBOR Balances may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the Borrower pays to the Agent, for the account of the applicable. Lenders, any amounts due under Section 5.5 as a result of such prepayment or repayment.

     Section 4.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without set-off, deduction, counterclaim, not later than 1:00 p.m. (Dallas, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default is in existence, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.6 and provided that when applying any such amounts to any Balances, the portion of the Loan outstanding as the Prime Rate Balance shall be prepaid in full prior to any application to portion of the Loan outstanding as a LIBOR Balance). Each payment received by the Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 3:00 p.m. (Dallas, Texas time) on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 4.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each advance of the Loan shall be made by the Lenders, each payment of commitment fees under Section 3.6 and letter of credit fees under Section 3.7, and each termination or reduction of the Commitments shall be made, paid, or applied (as applicable) pro rata according to the Lenders' respective Commitment Percentages; (b) the making, Conversion, and Continuation of Balances of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Lenders holding Balances of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on the Loan or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan or participation interests held by each Lender; provided that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Balances applicable to the Loan as a result of the application of Section 5.4, shall be made to the Lenders in accordance with the amount of interest owed to each; and (d) the Lenders shall purchase from the Fronting Bank participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

     Section 4.7 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Borrower.

     Section 4.8    Non Receipt of Funds by the Agent.

          (a) Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent, for the account of one or more of the Agent or the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (i) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period, and (ii) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         (b) The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making an advance under the Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any advance under the Loan, each non-defaulting Lender shall be obligated to make its advance under the Loan but shall not be obligated to advance the amount which the defaulting Lender as required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

     Section 4.9 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defense, or other right which such Lender, the Borrower, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect on the Borrower; (e) the failure of any condition to an advance under the Loan under Article 7 to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Credit may exceed the aggregate Commitments; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due the Agent under this sentence.


                                   ARTICLE 5

                            Change in Circumstances

     Section 5.1    Increased Cost and Reduced Return.

          (a) Increased Cost. If, after the Closing Date, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any LIBOR Balances, its Note, or its obligation to make LIBOR Balances available to the Borrower, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any LIBOR Balances (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office, or is doing business);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments; and the result of any of the foregoing is to increase the cost actually incurred by such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any LIBOR Balances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any LIBOR Balances, then the Borrower shall pay to such Lender on the Quarterly Payment Date following such Lender's request such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or maintain LIBOR Balances, or to Convert any portion of the Prime Rate Balances into LIBOR Balances, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Regulatory Change has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Claims Under this Section 5.1. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 5.2 Limitation on LIBOR Balances. If on or prior to the first day of any Interest Period for any LIBOR Balance the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Balances for such Interest Period, then the Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Balances available to the Borrower, Continue LIBOR Balances, or to Convert any portion of the Prime Rate Balance into LIBOR Balances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Balances, either prepay such LIBOR Balances or Convert such LIBOR Balances into the Prime Rate Balance in accordance with the terms of this Agreement; provided that upon the expiration of such circumstances, the Agent shall promptly inform the Borrower (provided that the Borrower agrees that the failure or omission of the Agent to inform the Borrower of such change in circumstances shall not give rise to any additional liability of the Agent for such failure or omission) or of the change in such circumstances, and the Borrower shall be permitted to borrow, Continue, and Convert LIBOR Balances as otherwise permitted by, and in accordance with, the terms of this Agreement.

     Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund LIBOR Balances hereunder, then such Lender shall promptly notify the Borrower and the Agent thereof and such Lender's obligation to make or Continue LIBOR Balances and to Convert any portion of the Prime Rate Balance into LIBOR Balances shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Balances (in which case the provisions of Section 5.4 shall be applicable).

     Section 5.4 Treatment of Affected Balances. If the obligation of any Lender to make a particular LIBOR Balance available to the Borrower or to Continue, or to Convert any portion of the Prime Rate Balance into, LIBOR Balances shall be suspended pursuant to Section 5.1 or Section 5.3 (Balances of such Type being herein called "Affected Balances"), such Lender's Affected Balances shall be automatically Converted into the Prime Rate Balances on the last day(s) of the then current Interest Period(s) for the Affected Balances (or, in the case of a Conversion required by Section 5.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or Section 5.3 that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Balances have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Balances shall be applied instead to its Prime Rate Balance; and

          (b) all advances under the Loan that would otherwise be made or Continued by such Lender as LIBOR Balances shall be made or Continued instead as part of the Prime Rate Balance, and all portions of the Prime Rate Balance of such Lender that would otherwise be Converted into LIBOR Balances shall remain as all or a portion of the Prime Rate Balance.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or Section 5.3 that gave rise to the Conversion of such Lender's Affected Balances no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Balances made by other Lenders are outstanding, such Lender's Prime Rate Balance shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Balances, to the extent necessary so that, after giving effect thereto, all Balances held by the Lenders holding LIBOR Balances and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 5.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense (including, without limitation, loss of anticipated profits and any such amounts incurred in connection with syndication of the Loans) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion by the Borrower of a LIBOR Balance for any reason (including, without limitation, the acceleration of the Loan pursuant to Section 12.2) on a date other than the last day of the Interest Period for such LIBOR Balance; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 7 to be satisfied) to borrow, Convert, Continue, or prepay a LIBOR Balance on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

Notwithstanding the foregoing provisions of this Section 5.5, if at any time the mandatory prepayment of the Loan pursuant to Section 4.4(a) would result in the Borrower incurring breakage costs under this Section 5.5 as a result of LIBOR Balances being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected LIBOR Balances"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Balances with the Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected LIBOR Balances not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the Affected LIBOR Balances (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of the Loan equal to the Affected LIBOR Balances not initially repaid pursuant to this sentence.

     Section 5.6    Taxes.

          (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by the Borrower or any Guarantor to or for the account of any Lender, the Agent, or the Fronting Bank hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Agent, or the Fronting Bank (as applicable), taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office), the Agent, or the Fronting Bank (as the case may
be) is organized, located, or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities to the extent paid are hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, the Agent, or the Fronting Bank (as applicable),
(i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 5.6) such Lender, the Agent, or the Fronting Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as applicable, shall make such deductions, (iii) the Borrower or any Guarantor, as applicable, shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower or any Guarantor, as applicable, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Stamp Taxes, Etc. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from, and are paid as a result of, any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

          (c) Tax Indemnification. THE BORROWER AGREES TO INDEMNIFY EACH LENDER, THE AGENT-RELATED PERSONS, AND THE FRONTING BANK FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY "TAXES" OR "OTHER TAXES" IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS
SECTION 5.6) PAID BY SUCH LENDER, ANY AGENT-RELATED PERSON, OR THE FRONTING BANK (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, OTHER THAN PENALTIES, ADDITIONS TO TAX, INTEREST, AND EXPENSES ARISING AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH LENDER OR AGENT-RELATED PERSON.

     Section 5.7 Withholding Tax Exemption. Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including, without limitation, any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, o r any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate (including, without limitation, any certificate required by Section 871(h) and Section 881(c) of the Code) representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to this Section and thereby to establish complete exemption from U.S. withholding tax (unless such failure to establish complete exemption from U.S. withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), (A) the Borrower or Guarantor, as applicable, shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document, (B) the Borrower or Guarantor, as applicable, shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law, (C) the Borrower or Guarantor, as applicable, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under Section 5.6 or Section
14.2 with respect to Taxes imposed by the U.S.; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     Section 5.8 Replacement of Lender. Within thirty (30) days after receipt by the Borrowers of written notice and demand from any Lender under the terms of Section 5.1 or Section 5.3 then, subject to this Section 5.8, the Borrower may, at its option, notify the Agent and such Lender (the "Affected Lender") of the Borrower's intention to obtain, at the Borrower's sole expense, a replacement Lender ("Replacement Lender") to purchase the Affected Lender's Loan and its obligations under the Loan Documents. Subject to this
Section 5.8, the Borrower shall, within thirty (30) days following the delivery of such notice from the Borrower, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the outstanding Loan and other obligations of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loan and other Obligations held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under Section 5.1 and/or Section 5.3. Notwithstanding the foregoing (a) the Borrower shall continue to be obligated to pay to the Affected Lender in full, without duplication of any payments previously made by the Borrower, all amounts then demanded and due under

Section 5.1 and/or Section 5.3 in accordance with the terms of this Agreement,
(b) neither the Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender must be acceptable to the Agent in its reasonable discretion (such approval to be deemed given if notice of the Agent's objection to the Replacement Lender is not delivered to the Borrower within five (5) Business Days after the Agent's receipt of the Borrower's request to add the Replacement Lender), and (d) Bank One or any other Lender which is the Agent hereunder may not be replaced as a Lender under this Section 5.8 without its consent. If the Borrower elects to replace any Affected Lender, the Borrower must replace all Affected Lenders as set forth in this Section, each such replacement to occur within a reasonable period of time not to exceed sixty (60) days from the date such Affected Lender requested any payment under Section 5.1 and/or Section 5.3.


                                   ARTICLE 6

                                  Guaranties

     Section 6.1 Guaranties. Each of 3557944 Canada Inc., ShowBiz Merchandise, Inc., and Smintheus Incorporated shall Guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty. Additionally, the Borrower shall cause one or more of its other Subsidiaries to Guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty as set forth in this Section 6.1. The Borrower's Subsidiaries which are not Guarantors shall not, in the aggregate, at any time have assets with a net book value in excess of $8,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters, beginning with the four
(4) Fiscal Quarters ending October 1, 2000, in excess of $8,000,000. In the event that the Borrower's Subsidiaries which are not Guarantors have assets or gross revenue in excess of $8,000,000 as set forth in the preceding sentence, the Borrower will cause one or more of its Subsidiaries to become a Guarantor as prescribed in Section 6.2 with the effect that the assets and gross revenue of the remaining Subsidiaries which are not Guarantors, as required by this
Section 6.1, do not exceed $8,000,000 as of such date.

     Section 6.2 New Guarantors. Contemporaneously with the delivery of the financial statements as required by Section 9.1(a) and Section 9.1(b), if a Subsidiary of the Borrower is required to become a Guarantor pursuant to
Section 6.1, the Borrower shall cause such Subsidiary to Guarantee the payment and performance of the Obligations by executing and delivering to the Agent a Joinder Agreement pursuant to which such Subsidiary of the Borrower becomes a Guarantor under this Agreement.


                                   ARTICLE 7

                             Conditions Precedent

     Section 7.1 Initial Loans and Letters of Credit. The obligation of each Lender to make its initial advance of the Loan is subject to the following conditions precedent:

          (a) Deliveries. The Agent shall have received on or before the Closing Date and on or before the day of such advance all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Agent and the Lenders:

               (i) Resolutions; Authority. For each of the Borrower and the Guarantors, resolutions of its board of directors (or similar governing body) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

               (ii) Incumbency Certificate. For each of the Borrower and the Guarantors, a certificate of incumbency certified by the Secretary or an Assistant Secretary certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representatives for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

               (iii) Organizational Documents. For each of the Borrower and the Guarantors, the certificate of incorporation, certificate of formation, certificate of limited partnership, or other similar document certified by the Secretary of State of the state of its incorporation, formation, or organization and dated no more than thirty(30) days prior to the Closing Date;

               (iv) Bylaws. For each of the Borrower and the Guarantors, the bylaws, operating agreement, partnership agreement, or similar agreement certified by its Secretary or an Assistant Secretary;

               (v) Governmental Certificates. For each of the Borrower and the Guarantors, certificates of the appropriate Governmental Authorities of the state of incorporation, formation, or organization as to its existence and, to the extent applicable good standing, and certificates of the appropriate Governmental Authorities of each state in which such Person conducts business, other than the state of incorporation of such Person, as to such Person's qualification to do business and good standing in such state, all dated no more than thirty (30) days prior to the Closing Date;

               (vi) Credit Agreement. This Agreement, together with all Schedules, Exhibits, and other attachments (if any), duly executed by the Borrower, the Agent, and the Lenders;

               (vii) Notes. The Notes executed by the Borrower dated the date hereof;

               (viii) Subsidiary Guaranty. The Subsidiary Guaranty executed by each of the Guarantors;

               (ix)   Lien Search Reports.

                      (A) UCC, tax, and judgment Lien search reports listing all documentation on file against the Borrower and each Guarantor in each jurisdiction in which such Person maintains any personal property;

                      (B) Federal tax Lien search reports with respect to the Borrower and each Guarantor;

               (x) Termination or Assignment of Liens. Duly executed UCC-3 termination statements, mortgage releases, and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by
Section 10.2;

               (xi) Consents. Copies of all material consents or waivers necessary for the execution, delivery, and performance by each the Borrower and each Guarantor of the Loan Documents to which it is a party, as the Agent may require, which consents shall be certified by an authorized representative of the Borrower or such Guarantor,as applicable, as true and correct copies of such consents as of the Closing Date;

               (xii) Opinions of Counsel. Satisfactory opinions of legal counsel to the Borrower and the Guarantors as to such matters as the Agent may request;

               (xiii) Fees. Payment of the fees set forth in the Agent's Letter; and

               (xiv) Letter of Direction. A letter of direction from the Borrower addressed to the Agent with respect to the disbursement of the proceeds of the initial advance under the Loan;

          (b) Attorney Costs. The Attorney Costs referred to in Section 14.1 for which statements have been presented shall have been paid in full (or shall be paid with the proceeds of the initial advance under the Loan made on the Closing Date);

          (c) Compliance with Laws. As of the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

          (d) No Prohibitions. No requirement of any Governmental Authority shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment, ruling, injunction, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the other Loan Documents or could have a Material Adverse Effect;

          (e) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, financial condition, or prospects of the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole) since April 2, 2000;

          (f) No Material Litigation. Except as set forth in Schedule 8.5, as of the Closing Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect the Borrower or any of its Subsidiaries that could have a Material Adverse Effect;

          (g) Compliance With Financial and Other Obligations. As of the Closing Date, the Borrower and each of its Subsidiaries shall be in compliance with all of its respective existing financial obligations, and no default or event of default shall be in existence (either before or after giving effect to this Agreement) under any Capital Stock or Debt of the Borrower or any Subsidiary of the Borrower;

          (h) Capital Structure. The corporate capital and ownership structure (including, without limitation, articles of incorporation and by-laws), shareholders agreements, and management structure of the Borrower and its Subsidiaries shall be satisfactory to the Agent as of the date of this Agreement;

          (i) No Material Market Changes. The absence of any material disruption of or material adverse change in conditions in the financial, banking, or capital markets which the Agent and Banc One Capital Markets, Inc. in their sole discretion, deem material in connection with the syndication of the Commitment and the Loan provided to the Borrower pursuant to the terms of this Agreement; and

          (j) Additional Documentation. The Agent and the Lenders shall have received such additional approvals and opinions as the Agent or any Lender may reasonably request.

     Section 7.2 All Advances and Letters of Credit. The obligation of each Lender to make any advance under the Loan (including, without limitation, the initial advance) and the obligation of the Fronting Bank to issue any Letter of Credit are subject to the following additional conditions precedent:

          (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

          (b) Representations and Warranties. All of the representations and warranties contained in Article 8 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

          (c) Governmental Restrictions. There shall be no governmental inquiries, injunctions, or restraining orders instituted or pending, or any statute or rule enacted, promulgated, entered, or enforced which could have a Material Adverse Effect; and

          (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 7.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 8

                        Representations and Warranties

     To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants that the following statements are and, after giving effect to the transactions contemplated hereby will be, true, correct, and complete:

     Section 8.1    Existence, Power, and Authority.

          (a) The Borrower and each of the Guarantors is (i) a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could have a Material Adverse Effect;

          (b) The Borrower and each of the Guarantors has the power and authority to execute, deliver, and perform its respective obligations under the Loan Documents to which it is or may become a party.

     Section 8.2    Financial Condition.

          (a) Financial Statements. The Borrower has delivered to the Agent and each Lender the audited financial statements of the Borrower and its Subsidiaries as of and for the

     (i) Fiscal Year ended January 2, 2000, and (ii) the Fiscal Quarter ended April 2, 2000. Such financial statements have been prepared in accordance with GAAP, and present fairly, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in the financial statements referred to in clause (ii) preceding. Since the date of the financial statements referred to in clause (ii) preceding, no material adverse change has occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower (individually) or of the Borrower and its Subsidiaries (taken as a whole).

          (b) Projections. The Projections delivered by the Borrower to the Agent and included in the Offering Memorandum have been prepared by the Borrower in light of the past operation of the business of the Borrower and its Subsidiaries. Such Projections represent, as of the date thereof, a good faith estimate by the Borrower and its senior management of the financial conditions and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made.

     Section 8.3 Corporate and Similar Action; No Breach. The execution, delivery, and performance by the Borrower and each of the Guarantors of the Loan Documents to which it is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Borrower and each of the Guarantors, respectively, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

     Section 8.4 Operation of Business. Each of the Borrower and the Guarantors possesses all material licenses, Permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of the Guarantors is in violation of any valid rights of others with respect to any of the foregoing where such violation could have a Material Adverse Effect. Except as set forth in Schedule 8.4, since March 31, 2000, the Borrower and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course.

     Section 8.5 Litigation and Judgments. Except as set forth in Schedule 8.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Borrower or any of the Guarantors which could have a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 8.5, there are no outstanding judgments against the Borrower or any of the Guarantors.

     Section 8.6 Rights in Properties; Liens. The Borrower and each of the Guarantors has good title to or valid leasehold interests in its respective Properties, real and personal, including, as of the Closing Date, the Properties and leasehold interests reflected in the financial statements described in Section 8.2, and none of such Properties or leasehold interests of the Borrower or any of the Guarantors is subject to any Lien, except as permitted by Section 10.2. As of the Closing Date, Schedule 8.6 sets forth the locations of all of the offices and other places of business of the Borrower and the Guarantors and the locations of all of the Properties of the Borrower and the Guarantors.

     Section 8.7 Enforceability. The Loan Documents to which the Borrower or any Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Guarantor of the Loan Documents to which it is or may become a party or for the validity or enforceability thereof.

     Section 8.9 Debt. Except as set forth in Schedule 8.9, neither the Borrower nor any of its Subsidiaries has any Debt, except as permitted by
Section 10.1.

     Section 8.10 Taxes. Except as set forth in Schedule 8.10 or, after the Closing Date, matters which do not violate Section 9.4, the Borrower and each Subsidiary of the Borrower have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as set forth in Schedule
8.10 or, after the Closing Date, matters which do not violate Section 9.4, the Borrower does not have knowledge of any pending investigation of the Borrower or any Subsidiary of the Borrower by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary of the Borrower.

     Section 8.11 Margin Securities. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying margin stock; provided that, proceeds of the Loan may be used to acquire shares of the Borrower's common stock in accordance with the provisions of Section 2.4.

     Section 8.12 ERISA. With respect to each Plan, the Borrower and each Subsidiary of the Borrower is in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. As of the Closing Date, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower each Subsidiary of the Borrower, and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in
Schedule 8.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

     Section 8.13 Disclosure. All factual information furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 8.14 Subsidiaries; Capitalization. As of the Closing Date, the Borrower has no Subsidiaries other than those listed in Schedule 8.14 and, excluding 3557944 Canada Inc., ShowBiz Merchandise, Inc., and Smintheus Incorporated, the aggregate value of all assets of the Borrower's Subsidiaries does not equal or exceed $8,000,000 and the aggregate revenues of such Subsidiaries during the twelve (12) month period ended July 2, 2000 does not equal or exceed $8,000,000. As of the Closing Date, Schedule 8.14 sets forth the jurisdiction of incorporation or organization of the Borrower and its Subsidiaries, the percentage of the Borrower's ownership of the outstanding Voting Stock of each Subsidiary of the Borrower, and the authorized, issued, and outstanding Capital Stock of the Borrower and each Subsidiary of the Borrower. All of the outstanding Capital Stock of the Borrower and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as disclosed in Schedule 8.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Borrower or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of the Borrower or any of its Subsidiaries or the Capital Stock of the Borrower or any of its Subsidiaries. All shares of Capital Stock of the Borrower and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

     Section 8.15 Agreements. Except as set forth in Schedule 8.15, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default, or has knowledge of facts or circumstances that with the giving of notice or passage of time or both could be expected to result in a default, in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (including, without limitation, any indenture, loan, or credit agreement, or any lease or other similar agreement or instrument) to which it is a party where such default could have a Material Adverse Effect.

     Section 8.16 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for minor violations which could not have a Material Adverse Effect.

     Section 8.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 8.19   Environmental Matters.

     Except as disclosed on Schedule 8.19:

          (a) the Borrower, each Subsidiary of the Borrower, and all of their respective properties, assets, and operations are in compliance with all Environmental Laws. Neither the Borrower nor any of its Subsidiaries is aware of, nor has the Borrower or any Subsidiary of the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which interfere with or prevent the compliance or continued compliance of the Borrower or its Subsidiaries with all Environmental Laws;

          (b) the Borrower and its Subsidiaries have obtained and maintained, and are in material compliance with, all material Permits, licenses, and authorizations that are required under applicable Environmental Laws;

          (c) except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on any real Property, there has been no generation, treatment, recycling, storage,or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils,electrical transformers, or other equipment, and the use which the Borrower and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets (other than lubricants, cleaning solutions, and similar materials used for maintenance in the ordinary course of business);

          (d) neither the Borrower, any of its Subsidiaries, nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

          (e) there are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to result in any Environmental Liabilities;

          (f) neither the Borrower nor any of its Subsidiaries is or operates a treatment,storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the regulations thereunder, or any comparable provision of state law. Except as could not have a Material Adverse Effect, the Borrower and each Subsidiary of the Borrower is in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

          (g) neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

          (h) no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or any Subsidiary of the Borrower.

     Section 8.20 Broker's Fees. Except as disclosed on Schedule 8.20, no broker's or finder's fee, commission, or similar compensation will be payable by the Borrower or any Subsidiary of the Borrower with respect to the Borrower entering into and performing under this Agreement.

     Section 8.21 Employee Matters. Except as set forth on Schedule 8.21, as of the Closing Date (a) neither the Borrower nor any of its Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary of the Borrower, and (c) there are no strikes, slowdowns, work stoppages, or controversies pending or, to the best knowledge of the Borrower and the Subsidiaries of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary of the Borrower and its respective employees.

     Section 8.22 Solvency. As of the Closing Date, each of the Borrower and the Guarantors, individually and on a consolidated basis, is Solvent. On the date of each borrowing of any Balance under this Agreement, the Borrower, individually, and the Borrower and the Guarantors, on a consolidated basis, will be solvent.


                                   ARTICLE 9

                             Affirmative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following covenants:

     Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending December 31, 2000, (i) a copy of the annual audit report of the Borrower for such Fiscal Year containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants or other independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; and (ii) a copy of the annual unaudited report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and its Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended;

          (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters beginning with the Fiscal Quarter ending July 2, 2000, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

          (c) Compliance Certificate. As soon as available, and in any event accompanying the financial statements delivered in accordance with Section 9.1(a) and Section 9.1(b), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

          (d) Applicable Rate Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 9.1(b) and within ninety (90) days after the end of each Fiscal Year of the Borrower, a certificate of the chief financial officer of the Borrower showing in reasonable detail the calculation required for the Agent to determine the Applicable Rate;

          (e) Notice of Litigation, Etc. Promptly after receipt by the Borrower or any Subsidiary of the Borrower of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary of the Borrower which, if determined adversely to the Borrower or such Subsidiary of the Borrower, could have a Material Adverse Effect;

          (f) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer, or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (g) ERISA. As soon as possible and in any event within thirty (30) days after the Borrower or any Subsidiary of the Borrower knows, or has reason to know, that(i) any Termination Event with respect to a Plan has occurred or will occur,(ii) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0, or (iii)the Borrower or any Subsidiary of the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or any of its Subsidiaries' complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA)from such Multiemployer Plan, the Borrower will provide the Agent and the Lenders with a certificate of its president or its chief financial officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event;

          (h) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could have a Material Adverse Effect;

          (i) Proxy Statements, Periodic Reporting, Etc. As soon as available, one copy of each financial statement, report, notice, or proxy statement sent by the Borrower or any Subsidiary of the Borrower to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary of the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (j) Intercompany Contracts. With each certificate delivered pursuant to Section 9.1(c), a listing of each tax sharing, cost allocation, overhead attribution, or other similar contract or arrangement between the Borrower and any of its Affiliates entered into during the Fiscal Quarter for which such certificate is being delivered, and any other agreement or contract entered into between the Borrower and any Affiliate of the Borrower or between any Subsidiary of the Borrower and any Affiliate of the Borrower as permitted by Section 10.7 during such Fiscal Quarter, where the aggregate amount of any such contract agreement, or arrangement exceeds $1,000,000 in any Fiscal Year, and upon the Agent's request, copies of all such contracts, agreements, and arrangements which have not previously been delivered pursuant to Section 9.1(i); and

         (k) General Information. Promptly, such other information concerning the Borrower or any Subsidiary of the Borrower as the Agent or any Lender may from time to time reasonably request.

     Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 10.3, the Borrower will, and will cause each Guarantor to, preserve and maintain (a)its corporate existence and (b) all of its leases, privileges, Permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Guarantor to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 9.3 Maintenance of Properties. Except as permitted by Section 10.3, the Borrower will, and will cause each Guarantor to, maintain, keep, and preserve all of its material Properties necessary in the conduct of the Borrower's or such Guarantor's business in good working order and condition, ordinary wear and tear excepted.

     Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary of the Borrower to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and (ii) if the failure to pay the same would not result in a Lien on the Property of the Borrower or a Subsidiary of the Borrower.

     Section 9.5    Insurance.

          (a) The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible businesses engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts (including reasonable self-insured retention amounts) customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such businesses, provided that in any event the Borrower and each of its Subsidiaries (as appropriate) will maintain:

               (i) Property Insurance. Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of the Borrower and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be reasonably satisfactory to the Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy;

               (ii) Automobile Liability Insurance for Bodily Injury and Property Damage. Insurance in respect of all vehicles (whether owned, hired, or rented by the Borrower or any of its Subsidiaries) at any time located at, or used in connection with, their respective Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law;

               (iii) Comprehensive General Liability Insurance. Insurance against claims for bodily injury, death, or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks, and waterways) of the Borrower or any of its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located; and

               (iv) Worker's Compensation Insurance. Worker's compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

     Such insurance shall be written by financially responsible companies selected by the applicable Person and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Agent.

     For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood (to the extent required by applicable law), windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke, and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrower and its Subsidiaries are located.

          (b) If a Default shall have occurred and be continuing, the Borrower will, and will cause each of its Subsidiaries to, cause all proceeds (net of any amount which the Borrower or any such Subsidiary is contractually obligated to deliver to a third party) of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation (net of any amount which the Borrower or any such Subsidiary is contractually obligated to deliver to a third party) for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Agent to be applied against the Obligations.

     Section 9.6 Inspection Rights. The Borrower will, and will cause each of its Subsidiaries, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy, and make extracts from the Borrower's or any of such Subsidiaries' books and records, to visit and inspect the Borrower's or any of such Subsidiaries' Properties and to discuss the Borrower's or any of such Subsidiaries's business, operations, and financial condition with its officers and independent certified public accountants. The Borrower will, and will cause each of its Subsidiaries to, authorize its accountants in writing (with a copy to the Agent) to comply with this Section. The Agent or its representatives may, during normal business hours and upon reasonable notice to the Borrower, at any time and from time to time at the Borrower's expense, conduct field exams for such purposes as the Agent or the Required Lenders may reasonably request; provided that so long as no Default is in existence no more than two (2) such field exams shall be conducted during any calendar year. The Borrower may designate such officers, employees, agents, or other representatives as it deems necessary to be present during any such examination, visit, inspection, or field exam performed pursuant to this Section; provided that the unavailability or intentional interference of any such Persons during such examination, visit, inspection, or field exam shall not unreasonably delay or otherwise impede the Agent or its representatives in the conduct thereof.

     Section 9.7 Keeping Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 9.8 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws, ERISA, the Code and Regulations T, U, and X of the Board of Governors of the Federal Reserve System), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Agent are established with respect thereto and except for minor violations which could not have a Material Adverse Effect.

     Section 9.9 Compliance with Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not have a Material Adverse Effect.

     Section 9.10   Further Assurances.

          (a) Further Assurance. The Borrower will, and will cause each of its Subsidiaries to, execute and/or deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by the Required Lenders to carry out the provisions and purposes of the Loan Documents.

          (b) Subsidiary Joinder. Within ten (10) days after the end of each Fiscal Quarter, the Borrower shall, and shall cause each Subsidiary created or acquired during the Fiscal Quarter then ending to, execute and deliver to the Agent such documentation, including, without limitation a Joinder Agreement, as the Agent may require to cause each such Subsidiary to become a party to the Subsidiary Guaranty.

     Section 9.11 ERISA. With respect to each Plan, the Borrower will, and will cause each of its Subsidiaries to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability in excess of $1,000,000.


                                  ARTICLE 10

                              Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, the Borrower will perform and observe the following covenants:

     Section 10.1 Debt. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume, or permit to exist any Debt, except:

          (a)  Debt to the Lenders pursuant to the Loan Documents;

          (b) Debt described on Schedule 8.9, and any extensions, renewals, or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

          (c) Debt of a Subsidiary of the Borrower owed to the Borrower or another Subsidiary of the Borrower; provided that such Debt must according to its terms be fully subordinate in all respects to any of such Subsidiary's indebtedness, liabilities, or obligations to the Agent and the Lenders pursuant to any Loan Document;

          (d) Guaranties and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, letters of credit, banker's acceptances, and other similar obligations including those of the type otherwise described in Section 10.2(f);

          (e) Debt of the Borrower or any Subsidiary of the Borrower constituting purchase money Debt (including, without limitation, Capital Lease Obligations) incurred after the Closing Date in connection with Capital Expenditures (such amount to specifically exclude any amounts paid in connection with a Permitted Acquisition) not to exceed $2,000,000 in the aggregate at any time outstanding secured by purchase money Liens permitted by
Section 10.2(g);

          (f) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on behalf of the Borrower or any Subsidiary of the Borrower in accordance with the policies issued to the Borrower or any such Subsidiary;

          (g)  Debt secured by the Liens permitted by Section 10.2(d) and
Section 10.2(e);

          (h) unsecured Debt arising under, created by, and consisting of Hedge Agreements; provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender or shall be rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service,Inc.; and

          (i) Debt arising from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Borrower or a Subsidiary of the Borrower.

     Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume, or permit to exist any Lien upon any of its property (excluding treasury stock of the Borrower repurchased by the Borrower after the Closing Date), assets, or revenues, whether now owned or hereafter acquired, except the following:

          (a) existing Liens described on Schedule 10.2 hereto, and any extensions, renewals, or refinancings of the Debt secured by such Liens as permitted under Section 10.1(b); provided that (i) no such Lien is expanded to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and
(ii) no such Lien is spread to secure any additional Debt after the Closing
Date;

          (b) Liens in favor of the Agent, for the benefit of the Agent and the Lenders;

          (c) encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate)materially detract from the value of the real Property encumbered thereby or materially impair the ability of the Borrower or such Subsidiary to use such real Property in its business;

          (d) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

          (e) contractual or statutory Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

          (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance, or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids, and other contracts incurred in the ordinary course of business (other than for payment of Debt);

          (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that (i) the Debt secured by any such Lien is permitted under Section 10.1(e) and (ii) any such Lien encumbers only the Property so purchased or leased;

          (h) any attachment or judgment Lien not constituting an Event of Default;

          (i) any interest or title of a licensor, lessor, or sublessor under any license or lease and any interest or title of a licensee, lessee, or sublessee under any license, cross-license,or lease in any event entered into in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

          (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by such Person in the ordinary course of business; and

          (k) nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business.

     Section 10.3 Mergers, Etc. The Borrower will not, nor will it permit any Guarantor to, become a party to a merger or consolidation or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; provided that notwithstanding the foregoing or any other provision of this Agreement as long as no Default exists or would result therefrom and provided the Borrower gives the Agent and the Lenders prior written notice:

          (a) a Guarantor may wind-up, dissolve, or liquidate if its Property is transferred to the Borrower or a Wholly-Owned Subsidiary of the Borrower which becomes a Guarantor pursuant to the terms of this Agreement;

          (b) a Guarantor, may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or with a Wholly-Owned Subsidiary of the Borrower(provided the Wholly-Owned Subsidiary is the surviving entity and becomes a Guarantor pursuant to the terms of this Agreement);

          (c)  the Borrower may make Permitted Acquisitions; and

          (d) to the extent the Required Lenders agree in writing, the Borrower may make additional acquisitions not included in Permitted Acquisitions.

     Section 10.4 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) make any prepayment of any Debt other than (i) the Obligations, (ii) any Debt owed to the Borrower or a Subsidiary of the Borrower, or (iii) so long as no Default is in existence, the Debt described in that certain Note Purchase Agreement dated June 15, 1995 (a true and correct copy of which has been delivered to the Lenders on the Closing Date) up to an amount not in excess of $13,000,000, or (b) directly or indirectly declare, order, pay, make, or set apart any sum for (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding,
(ii) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any such Person now or hereafter outstanding, or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any such Person now or hereafter outstanding except:

          (a) Subsidiaries of the Borrower may make, declare, and pay dividends and make other distributions with respect to their Capital Stock to the Borrower or Wholly-Owned Subsidiaries of the Borrower;

          (b) the Borrower may declare and pay dividends on any class of its Capital Stock(i) payable solely in shares of Capital Stock of the Borrower or
(ii) in an amount which when added to all such dividends for the immediately preceding four (4) Fiscal Quarters does not exceed twenty-five percent (25.0%) if the Borrower's Net Income for such immediately preceding four (4) Fiscal Quarters; provided that any such dividend payable in cash shall be paid within forth-five (45) days of the end of the Borrower's Fiscal Quarter applicable thereto;

          (c) the Borrower may acquire or redeem Capital Stock of the Borrower held by any former officer, director, or employee of the Borrower or beneficiaries of any such Person's estate or trusts created by or for the benefit of any such Person or their beneficiaries; and

          (d) the Borrower may repurchase or redeem any of its Capital Stock in an amount not greater than (i) $25,000,000 during the period from the Closing Date through and including January 14, 2002 and (ii) $50,000,000 during the term of this Agreement.

Notwithstanding the foregoing, upon any repurchase or redemption of Capital Stock of the Borrower as permitted by this Section, the Borrower will immediately upon completion of such repurchase or redemption cancel such shares of its Capital Stock.

     Section 10.5 Investments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

          (a)  Permitted Acquisitions;

          (b) the Borrower may, up to an aggregate amount at any time outstanding of not more than $20,000,000, make equity investments in and may make loans or advances to(i) any consolidated Subsidiary of the Borrower (in the case of loans, as permitted by Section 10.1) and may acquire Investments in consolidated Subsidiaries, including existing and new consolidated Subsidiaries (subject to the requirements of Section 10.3) and (ii) International Association of CEC Entertainment, Inc.; provided that such Investments which constitute advances, loans, extensions of credit, bonds, notes, or debentures owed to the Borrower by any consolidated Subsidiary of the Borrower or International Association of CEC Entertainment, Inc. shall at all times be subordinate in all respects to the Obligations or any indebtedness, liability, or obligation of such Person to the Agent and the Lenders under any Loan Document and must otherwise be in compliance with
Section 10.1 and Section 10.3;

          (c) the Borrower may, up to an aggregate amount at any time outstanding of not more than $5,000,000, make equity investments in Affiliates, excluding consolidated Subsidiaries of the Borrower and International Association of CEC Entertainment, Inc., and make loans and advances to such Affiliates and to officers, directors, and employees for business expenses incurred in the ordinary course of business;

          (d) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

          (e) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of $250,000,000;

          (f) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc. or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clause (d), clause (e), and this clause (f);

          (g) Investments received in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers, and other trade debtors arising in the ordinary course of business; and

          (h)  extensions of trade credit in the ordinary course of business.

     Section 10.6 Limitation on Issuance of Capital Stock of Subsidiaries. The Borrower will not permit any Subsidiary of the Borrower to, at any time issue, sell, assign, or otherwise dispose of, except to the Borrower, (a) any Capital Stock of a Subsidiary of the Borrower, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of a Subsidiary of the Borrower, or (c) any option, warrant, or other right to acquire any Capital Stock of a Subsidiary of the Borrower.

     Section 10.7 Transactions With Affiliates. The Borrower will not, nor will it permit any Subsidiary of the sale, or exchange of property or the rendering of any service, with any Affiliate (as used in this Section 10.7 the term "Affiliate" shall exclude any Subsidiary of the Borrower) of the Borrower or such Subsidiary of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary;

provided that notwithstanding the foregoing, the Borrower may enter into tax sharing, cost allocation, overhead attribution, and similar contracts or arrangements (which contracts are specifically excluded from the provisions of Section 10.5) with International Association of CEC Entertainment, Inc. pursuant to which the Borrower's expense, liability, or obligations do not exceed $2,000,000 in any instance or $5,000,000 in the aggregate outstanding at any time.

     Section 10.8 Disposition of Assets. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its Property other than (a) any Asset Disposition of the remaining assets of The Discovery Zone owned by the Borrower, (b) real Property with a fair market value of less than $10,000,000 in the aggregate which is acquired by the Borrower after the Closing Date in anticipation of, and in connection with, a sale and leaseback transaction for a new restaurant location or operation for a restaurant utilizing the "Chuck
E. Cheese" restaurant theme or another restaurant theme concept developed or utilized by the Borrower or its Subsidiaries, and (c) Asset Dispositions not included in clause (a) or clause (b) preceding not in excess of $10,000,000 in any Fiscal Year.

     Section 10.9 Lines of Business. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, engage in any line or lines of business activity other than the business activities in which they are engaged on the Closing Date, similar business activities, and business reasonably related thereto.

     Section 10.10 Limitations on Restrictions Affecting the Borrower and its Subsidiaries. Neither the Borrower nor any Subsidiary of the Borrower shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, other than pursuant to non-assignment provisions of a Permitted Lien and which are restricted solely to the Property which is the subject of such Permitted Lien and which does not prohibit the Borrower or any Subsidiary of the Borrower from granting Liens to the Agent or any Lender as collateral for the Obligations. Except as provided herein, the Borrower will not, nor will it permit any Subsidiary of the Borrower to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary of the Borrower to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Debt owed to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower, (d) transfer any Property of the Borrower or any Subsidiary of the Borrower to any other Person, except pursuant to non-assignment provisions of Permitted Liens entered into in the ordinary course of business, or (e) make any prepayment of any of the Obligations.

     Section 10.11 Environmental Protection. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that in any material respect violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Subsidiary of the Borrower would be responsible that could have a Material Adverse Effect.

     Section 10.12 ERISA. The Borrower will not, nor will it permit any Subsidiary of the Borrower to:

          (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) in excess of $1,000,000 to exist or to be created; or

          (b) with respect to any Multi-employer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unreserved liability for benefits under any Multi-employer Plan in excess of $1,000,000 to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.


                                  ARTICLE 11

                              Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following financial covenants:

     Section 11.1 Leverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Leverage Ratio, calculated as of the Fiscal Quarter ending July 2, 2000, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending, to exceed 3.25 to 1.00.

     Section 11.2 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Fixed Charge Coverage Ratio, calculated as of the Fiscal Quarter ending July 2, 2000, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending, to be less than 1.50 to 1.00.

     Section 11.3 Minimum Net Worth. At all times from and after the Closing Date, the Borrower shall not permit its Net Worth to be less than (a) $210,000,000, plus (b) seventy-five percent (75.0%) of the Borrower's positive Net Income for each Fiscal Quarter completed after April 2, 2000, plus (d) one hundred percent (100%) of any increase in Net Worth attributable to issuance of equity Securities of the Borrower or any Subsidiary of the Borrower after April 2, 2000.

     Section 11.4 Capital Expenditures. As of the end of each Fiscal Quarter, the Borrower shall not permit the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries made during the immediately preceding four (4) Fiscal Quarter period to exceed eighty-five percent (85.0%) of the Borrower's EBITDA for such period.


                                  ARTICLE 12

                                    Default

     Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) the Borrower shall fail to pay (i) when due any principal owing with respect to the Loan or any Reimbursement Obligation payable under any Loan Document or any part thereof, or (ii) within one (1) Business Day of the date due any interest or fees payable under the Loan Documents or any part thereof;

          (b) any representation, warranty, or certification made or deemed made by the Borrower or any Subsidiary of the Borrower (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made;

          (c) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in
Section 2.4, Section 9.1,Section 9.2, Section 9.6, Section 9.10, Article 10 (other than related to non-consensual Liens under Section 10.3), or Article 11;

          (d) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe, or comply with any other agreement or term contained in any Loan Document (other than covenants described in Section 12.1(a), Section 12.1(b), or Section 12.1(c)) and (i) such failure shall continue for a period of thirty (30) days after the date the Borrower should have notified the Agent thereof in accordance with Section 9.1(f) or (ii) as otherwise specifically provided by any other Loan Document;

          (e) the Borrower or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (f) (i) a proceeding or case shall be commenced, without the application, approval, or consent of the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (C) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty
(60) or more days or (ii) an order for relief against the Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

          (g) the Borrower or any Subsidiary of the Borrower shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or properties;

          (h) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (to the extent not paid or fully covered by insurance) shall be rendered by a court or courts against the Borrower or any Subsidiary of the Borrower and the same shall not be satisfied, discharged, or dismissed (or provision shall not be made for such satisfaction, discharge, or dismissal), or a stay of execution or other stay of enforcement thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or any Subsidiary of the Borrower, as applicable, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (i) (i) the Borrower or any Subsidiary of the Borrower shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) beyond the period of grace (if any) if the aggregate principal amount of the affected Debt equals or exceeds $100,000, or the maturity of any such Debt shall have been accelerated or shall have been required to be prepaid prior to the stated maturity thereof or (ii) any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of $100,000 that permits the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof;

          (j) this Agreement or any Security Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Subsidiary, or the Borrower or any Subsidiary (other than a Subsidiary released in writing from the terms and conditions of the Loan Documents) shall deny that it has any further liability or obligation under any of the Loan Documents;

          (k) Any of the following events shall occur or exist with respect to the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and in each case, such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of the Agent or the Required Lenders subject the Borrower or any Subsidiary of the Borrower (or any combination thereof) to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed $1,000,000: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization,insolvency, or termination of any Multiemployer Plan;

          (l) The occurrence of any event or condition which constitutes a Material Adverse Effect and thirty (30) days shall have passed since written notification thereof to the Borrower by the Agent (therein identifying such event or condition) without such event or condition having been remedied, cured, or waived; or

         (m)  The occurrence of a Change of Control.

     Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by the Required Lenders, shall) do any one or more of the following:

          (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

          (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Fronting Bank to issue Letters of Credit, without notice to the Borrower or any other Person;

          (c)  Judgment.  Reduce any claim to judgment; and

          (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas, or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise; provided, however, that, upon the occurrence of an Event of Default under Section 12.1(e) or Section 12.1(f), the Commitments of all of the Lenders, and the obligation of the Fronting Bank to issue Letters of Credit, shall automatically terminate and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower or any other party under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 12.3 Cash Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Agent or the Required Lenders, pledge to the Agent as security for the Obligations, pursuant to agreements in form and substance satisfactory to the Agent, an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account by the Agent without any right of withdrawal by the Borrower. If such Event of Default is subsequently cured, then the balance of such cash collateral account shall be released to the Borrower.

     Section 12.4 Performance by the Agent. Upon the occurrence of a Default, if the Borrower or any Guarantor shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Agent may, and at the direction of the Required Lenders shall, perform or attempt to perform such agreement on behalf of the Borrower or such Guarantor, as applicable. In such event, at the request of the Agent, the Borrower shall promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance, to the Agent at the Principal Office together with interest thereon at the Default Rate applicable to the Prime Rate Balance from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, Banc One Capital Markets, Inc., nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any Guarantor under any Loan Document.

     Section 12.5 Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Person (any such notice being hereby expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under such Loan Documents and although the Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) upon any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     Section 12.6 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.


                                  ARTICLE 13

                                     Agent

     Section 13.1   Appointment and Authorization.

          (a) Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates,and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and discretion, and perform such duties as are specifically delegated to the Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

     Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Fronting Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Bank and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Fronting Bank with respect thereto; provided, however, that the Fronting Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article 13 with respect to any acts taken or omissions suffered by the Fronting Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Agreements pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 13, included the Fronting Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Fronting Bank.

     Section 13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     Section 13.3 Liability of the Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any Subsidiary or Affiliate of the Borrower party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     Section 13.4   Reliance By the Agent.

          (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower and its Subsidiaries), independent accountants, and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if the Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 7.1 and Section 7.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     Section 13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender, the Borrower, or any Subsidiary of the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 12; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     Section 13.6 Rights as Lender. With respect to its Commitment and the Loan made by it, Bank One (and any successor acting as the Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank One (and any successor acting as the Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any Guarantor or any of their respective Affiliates as if it were not acting as the Agent, and Bank One (and any successor acting as the Agent) and its Affiliates may accept fees and other consideration from the Borrower or any Guarantor or any of their respective Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The Lendes acknowledge that, pursuant to such activities, Bank One or its Affiliates may receive information regarding the Borrower, its Subsidiaries, or its Affiliates (including, without limitation, information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to the Lenders.

     Section 13.7 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender, and that no act by the Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial, and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any of the Agent-Related Persons. For purposes of determining compliance with Section 7.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     Section 13.8 Indemnification. THE LENDERS AGREE TO INDEMNIFY EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED UNDER SECTION 14.1 OR
SECTION 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEY COSTS), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY AGENT-RELATED PERSON (INCLUDING, WITHOUT LIMITATION, BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY ANY AGENT-RELATED PERSON UNDER ANY LOAN DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEY COSTS) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE APPLICABLE AGENT-RELATED PERSON PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 14.1 TO THE EXTENT THAT SUCH AGENT-RELATED PERSON IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 13.9 Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor as administrative agent (whereupon such successor shall become the Agent), which successor shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld, conditioned, or delayed) if and so long as no Event of Default is in existence. If no successor administrative agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor administrative agent (whereupon such successor shall become the Agent) which shall be a commercial bank organized under the laws of the U.S. having combined capital and surplus of at least $250,000,000, which successor administrative agent shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld, conditioned, or delayed). Upon the acceptance of its

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

appointment as administrative agent hereunder by a successor, such successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article 13 and Section 14.1 and Section 14.2 shall inure to and continue in effect for, its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. If no successor administrative agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, if the Agent is also acting as the Fronting Bank, simultaneously with appointment of a successor administrative agent as provided herein such successor administrative agent shall assume all of the duties and obligations of the retiring Agent as the Fronting Bank pursuant to documentation in form and substance satisfactory to the retiring Agent.

     Section 13.10  Withholding Tax.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or Section 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a U.S.trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the U.S. as a condition to exemption from, or reduction of, U.S. withholding tax.

     Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a U.S. tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Lender, such assigning Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of the Obligations. To the extent of such percentage amount, the Agent will treat such assigning Lender's IRS Form 1001 as no longer valid.

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          (c)  If any Lender claiming exemption from U.S. withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Lender, the assigning Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 13.10(a) are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Section 1441 and Section 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the U.S. or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including, without limitation, penalties and interest and any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 13.10, together with all costs and expenses (including, without limitation, Attorney Costs). The obligation of the Lenders under this clause (e) shall survive the payment of the Obligations and the resignation or replacement of the Agent.


                                  ARTICLE 14

                                 Miscellaneous

     Section 14.1 Expenses. The Borrower hereby agrees to pay promptly after presentation of supporting documentation, without duplication: (a) all reasonable costs and expenses of the Agent paid in connection with the preparation, negotiation, execution, delivery, syndication, and administration of the Loan Documents and all amendments, waivers, or other modifications to the Loan Documents, including, without limitation, Attorney Costs of the Agent; (b) all reasonable fees, costs, and expenses of the Agent or the Fronting Bank arising in connection with any Letter of Credit, including, without limitation, the Fronting Bank's customary fees for amendments, transfers, and drawings on Letters of Credit; (c) all costs and expenses of the Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, Attorney Costs of the Agent; (d) all fees, costs, and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the existence of an Event of Default; (e) all undisputed transfer ,stamp, documentary, or other similar taxes, assessments, or charges (including, without limitation, the Taxes and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the transactions contemplated thereby; (f) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Loan Document; and (g) all other reasonable costs and expenses incurred by the Agent in connection with any Loan Document.

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The Attorney Costs of the Agent that the Borrower has agreed to pay hereunder include, without limitation, the Attorney Costs of the Agent arising in connection with advice given to the Agent as to its rights and responsibilities hereunder.

     Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT-RELATED PERSONS AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, SETTLEMENT COSTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEY COSTS), UNDISPUTED BY SUCH AGENT-RELATED PERSON, LENDER, AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS, TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (b) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF THE BORROWER, (c) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (d) ANY AND ALL STAMP, FILING, OR SIMILAR TAXES (INCLUDING, WITHOUT LIMITATION, THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON ANY AGENT-RELATED PERSON OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED
THEREBY, OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER   INCLUDING, WITHOUT
LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEY COSTS) FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS,
DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION,
ATTORNEY COSTS), UNDISPUTED BY THE PERSON TO BE INDEMNIFIED UNDER THIS SECTION, ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 14.3 Limitation of Liability. No Agent-Related Person, Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Borrower for and, by the execution of the Loan Documents to which it is a party, each other party to any Loan Document, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential, or punitive damages suffered or incurred by any such Person in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

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     Section 14.4   No Duty.  All attorneys, accountants, appraisers, and
other professional Persons and consultants retained by any of the Agent, Banc One Capital Markets, Inc., or any Lender shall have the right to act exclusively in the interest of Agent, Banc One Capital Markets, Inc., and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any Guarantor, any shareholders of the Borrower or any Guarantor, or any other Person.

     Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Guarantors on the one hand and the Agent, Banc One Capital Markets, Inc., and the Lenders on the other is solely that of debtor and creditor, and neither any of the Agent, Banc One Capital Markets, Inc., nor any Lender has any fiduciary or other special relationship with the Borrower or any Guarantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Guarantors on the one hand and any of the Agent, Banc One Capital Markets, Inc., and each Lender on the other to be other than that of debtor and creditor.

     Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Guarantor fails to pay, perform, observe, or discharge any or all of the Obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 14.8   Successors and Assigns.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and all of the Lenders.

          (b) Assignment. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan, its Note, and its Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee (as used herein,"Eligible Assignee" means (A) a Lender; (B) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"); and (C) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this
Section 14.8, the Borrower (such approval not to be unreasonably withheld,

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conditioned, or delayed), such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Agent and the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee); provided, further, that in the event that a Lender intends to make an assignment to an Eligible Assignee pursuant to clause (C) preceding, the assigning Lender shall provide the Agent and the Borrower with prior written notice of such intent not less than two
(2) Business Days prior to contacting Persons with respect to such proposed assignment;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to $5,000,000 and any partial assignment to a Related Fund shall be in an amount at least equal to $5,000,000;

               (iii) the parties to any such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with the Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 14.8, the assigning Lender, the Agent, and the Borrower shall upon return of the assigning Lender's Note make appropriate arrangements so that a new Note is issued to the assigning Lender (if applicable) and to the assignee. The original Note of the assigning Lender shall be marked "Canceled" and returned to the Borrower. If the assignee is not incorporated under the laws of the U.S. or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 13.10.(c) Amendment of Commitments. Upon execution, delivery, and acceptance of an Assignment and Acceptance, the signature pages of the Lenders shall be deemed to be automatically amended to reflect the resulting Commitments of the Lenders after giving effect to such Assignment and Acceptance; provided that the Commitments of the Lenders not a party to such Assignment and Acceptance shall not be affected as a result of such amendment.

          (d) Register. The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loan owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note or Notes subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

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

          (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Loan); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 5 (to the extent that the Lender selling such participation would have been entitled thereto) and the right of set-off contained in Section 12.5, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification, waiver, or consent of any provision of any Loan Document (other than amendments, modifications, waivers, or consents of the types relating to the Loan or the Commitment participated in under Section 14.11(a) and Section 14.11(b)).

          (f) Pledge to Federal Reserve. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loan to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System (as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor) and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Delivery of Information. Any Lender may furnish any information concerning the Borrower or any Guarantor in the possession of such Lender from time to time to assignees and participants (including, without limitation, prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 14.22.

     Section 14.9 Survival. All representations and warranties made by the Borrower or any Guarantor in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations under Article 5, Section 13.8, Section 14.1, and
Section 14.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

     Section 14.10 Entire Agreement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 14.11 Amendments and Waivers. Any provision of any Loan Document may be amended or waived and any consent to any departure by the Borrower therefrom may be granted if, but only if, such amendment, waiver, or consent is in writing and is signed by the Borrower, and the Required Lenders (and, if Article 13 or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment, waiver, or consent applicable to:

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          (a)  a Loan, Letter of Credit, or Commitment which has the effect of:

               (i)   increasing such Commitment,

               (ii) reducing the principal of or rate of interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit, or Commitment,

               (iii) postponing any date fixed for the payment of any principal of or interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit, or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan or Letter of Credit, or

               (iv) postponing any date fixed for termination of such Commitment,shall be effective unless also signed by each Lender holding (with respect to Letters of Credit either directly or through a participation under
Section 2.6(a)) the Loan, Letter of Credit, or Commitment of the type being modified; (b) any change (including a waiver):

               (i) in the definition of Required Lenders or the provisions of this Section 14.11;

               (ii)  in the conditions specified in Article 7,

               (iii) which has the effect of releasing the Borrower, any Subsidiary of the Borrower, or any Guarantor in a transaction which is not otherwise permitted hereby; or

               (iv) which releases any Guaranty of the Obligations; shall not be effective unless signed by all Lenders; and (c) any change (including a waiver of) Section 11.1 or Section 11.4 shall not be effective unless signed by Lenders holding at least seventy-five percent (75.0%) of the Commitments or, if the Commitments have terminated, the outstanding principal amount of the Loan and participations in the Letters of Credit. Section 14.12 Maximum Interest Rate.

          (a) No interest rate specified in any Loan Document (the "Contract Rate") shall at any time exceed the Maximum Rate. If at any time the Contract Rate for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section 14.12 shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or

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any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower is a party shall be given or made in writing (except as otherwise permitted by Section 4.3) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.6 or Section 4.3 shall not be effective until received by the Agent. Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or telecopy is solely for the convenience and at the request of the Borrower. The Agent, the Lenders, and the Fronting Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and neither the Agent, any Lender, nor the Fronting Bank shall have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent, any Lender, or the Fronting Bank in reliance upon such telephonic or telecopy notice. The obligation of the Borrower to repay the Loan and pay the Reimbursement Obligations shall not be affected in any way or to any extent by any failure of the Agent, any Lender, or the Fronting Bank to receive written confirmation of any telephonic or telecopy notice or the receipt by the Agent, any Lender, or the Fronting Bank of a confirmation which is at variance with the terms understood by the Agent, such Lender, or the Fronting Bank to be contained in such telephonic or telecopy notice.

     Section 14.14 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE U.S. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN DALLAS COUNTY, TEXAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. THE BORROWER IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS

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ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION
14.13. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST ANY OF THE AGENT, BANC ONE CAPITAL MARKETS, INC., OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

     Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     Section 14.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (relating to certain revolving credit facilities) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 14.19 Construction. The Borrower, each Guarantor (by its execution of the Loan Documents to which it is a party), the Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 14.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 14.22 Confidentiality. The Agent and each Lender agrees to keep confidential any information obtained by it from the Borrower or its agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to the Agent's or such Lender's officers, directors, employees, representatives, attorneys, agents, or Affiliates who are advised of the confidential nature of such information,
(b) to the extent such information presently is or hereafter becomes available to the Agent or such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena, or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction the Agent or such Lender may be subject, (d) to assignees or participants or potential assignees or participants (e) to professional advisors or direct or indirect contractual counterparties in Hedge Agreements, (f) to the extent required in connection with any litigation to which the Agent or any Lender is a party, (g) to rating agencies, their employees, representatives, attorneys, agents, or affiliates if requested or required by such agencies in connection with a rating relating to the Loan, (h) to any Lender or its Affiliates, and
(i) with the Borrower's prior written consent.

     Section 14.23 Nonreliance on Margin Stock. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), directly or indirectly, for the repayment of the Loan.


              [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   BORROWER:

                                   CEC ENTERTAINMENT, INC.



                                   By:
                                        ----------------------------------------
                                        Richard M. Frank
                                        Chief Executive Officer

                                   Address for Notices:
                                   4414 West Airport Freeway
                                   Irving, Texas 75062
                                   Attn: Chief Financial Officer
                                   Fax No.: 972-258-5594

                                   With a copy to:

                                   4414 West Airport Freeway
                                   Irving, Texas 75062
                                   Attn: Legal Department
                                   Fax No.: 972-258-5527

                                   AGENT and FRONTING BANK:

                                   BANK ONE, TEXAS, NATIONAL
                                   ASSOCIATION, as the Agent and the
                                   Fronting Bank



                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   1717 Main Street, 3rd Floor
                                   Dallas, Texas 75201
                                   Attn: Paul Koch
                                   Fax No.:  214-290-2683

                                   LENDERS:

                                   BANK ONE, TEXAS, N.A.

                                   Commitment: $30,000,000

                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   1717 Main Street, 3rd Floor
                                   Dallas, Texas 75201
                                   Attn: Paul Koch
                                   Fax No.:  214-290-2683


                                   Applicable Lending Office for LIBOR
                                   Balances and Prime Rate Balance:

                                   1717 Main Street, 3rd Floor
                                   Dallas, Texas 75201
                                   Attn: Lisa P. Cook
                                   Fax No.: 214-290-5226

                                   SUNTRUST BANK

                                   Commitment: $20,000,000

                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   201 4th Avenue North, 3rd Floor
                                   Nashville, Tennessee 37219
                                   Attn: William D. Priester
                                   Fax No.: 615-748-5269


                                   Applicable Lending Office for LIBOR
                                   Balances and Prime Rate Balance:
                                   201 4th Avenue North
                                   Nashville, Tennessee 37219
                                   Attn: Leigh Ann Gregory
                                   Fax No.: 615-748-4611

                                   FIRSTAR BANK, N.A.

                                   Commitment: $8,500,000

                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   One Firstar Plaza, 12th Floor
                                   St. Louis, Missouri 63101
                                   Attn: Greg Dryden
                                   Fax No.: 314-418-3859


                                   Applicable Lending Office for LIBOR
                                   Balances and Prime Rate Balance:
                                   1850 Osborne Ave.
                                   Oshkosh, Wisconsin 54901
                                   Attn: Connie Sweeney
                                   Fax No.: 920-426-7954

                                   THE FROST NATIONAL BANK

                                   Commitment: $8,500,000

                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   2727 N. Harwood, 10th Floor
                                   Dallas, Texas 75201
                                   Attn: Chris W. Holder
                                   Fax No.: 214-515-4955


                                   Applicable Lending Office for LIBOR
                                   Balances and Prime Rate Balance:
                                   100 W. Houston Street, RB-2
                                   San Antonio, Texas 78205
                                   Attn: Janice Hill
                                   Fax No.: 210-220-4389

                                   BANK HAPOALIM B.M., CHICAGO BRANCH

                                   Commitment: $8,000,000

                                   By:
                                          --------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address for Notices:
                                   225 North Michigan Avenue, Suite 900
                                   Chicago, Illinois 60601
                                   Attn: Lawrence K. Rocca
                                   Fax No.: 312-228-6490


                                   Applicable Lending Office for LIBOR
                                   Balances and Prime Rate Balance:
                                   225 North Michigan Avenue, Suite 900
                                   Chicago, Illinois 60601
                                   Attn: Karen M. Adams
                                   Fax No.: 312-228-6490

                                 Form of Note



EXHIBIT B           Form of Assignment and Acceptance


EXHIBIT C           Form of Compliance Certificate


EXHIBIT D           Form of Subsidiary Guaranty


EXHIBIT E           Form of Notice of Borrowings, Conversions,
                         Continuations, or Prepayments


EXHIBIT F           Form of Joinder Agreement


EXHIBIT G           Current Form of Letter of Credit Agreement

                                 Schedule 8.4
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                             Operation of Business


None.

                                 Schedule 8.5
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                           Litigation and Judgments


None.

                                 Schedule 8.6
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                   Locations


No.  St   Street Address            Leased/Owned       S. F.        Type

330  AL   500 Old Town Rd.
          Birmingham, AL 35216          Owned          10,200    Restaurant
372  AL   9323 Parkway East
          Birmingham, AL 35215          Leased         12,500    Restaurant
560  AL   710 Downtowner Loop W
          Mobile, AL 36609              Leased         10,200    Restaurant
608  AL   2940 E. South Blvd.
          Montgomery, AL 36116          Leased         10,200    Restaurant
705  AL   1220 Jordon Lane NW
          Huntsville, AL 35805          Leased         13,329    Restaurant
301  AR   148 Central Shopping Mall
          1200 Waldron
          Ft. Smith, AR 72903           Leased         10,345    Restaurant
302  AR   1330 N. College
          Fayetteville, AR 72703        Leased         10,444    Restaurant
303  AR   10901 Rodney Parham
          Little Rock, AR 72212         Leased         13,521    Restaurant
304  AR   4120 Landers Road
          N. Little Rock, AR 72117      Leased         _____     Restaurant
041  CA   3760 Ming Ave.
          Bakersfield, CA 93309         Leased         10,200    Restaurant
042  CA   Times Sq. S/C
          3117 W. Shaw, Ste. 107
          Fresno, CA 93711              Leased         12,000    Restaurant
043  CA   4345 W. Mineral King Hwy.
          Visalia, CA 93277             Leased         10,200    Restaurant
044  CA   624 W. Mission
          Escondido, CA 92025           Leased         13,700    Restaurant
045  CA   2481 Vista Way
          Oceanside, CA 92054           Leased         9,900     Restaurant
049  CA   44650 Valley Central Way
          Lancaster, CA 93536           Leased         7,618     Restaurant
095  CA   5250 Philadelphia
          Suite K, Chino, CA 91710      Leased         11,221    Restaurant
108  CA   2541-43 El Camino Real
          Redwood City, CA 94063        Leased         12,119    Restaurant
109  CA   930 N. San Fernando
          Burbank, CA 91504             Leased         12,150    Restaurant
318  CA   1447 North Davis Rd.
          Salinas, CA 93907             Leased         10,600    Restaurant
320  CA   130 W. Hillcrest Dr.
          Thousand Oaks, CA 91361       Leased         10,532    Restaurant
321  CA   39839 Mowry School Rd.
          Newark, CA 94560              Leased         12,000    Restaurant
322  CA   7448 Amador Valley Blvd.
          Dublin, CA  94568             Leased         10,000    Restaurant
324  CA   3737 E. Foothill
          Pasadena, CA 91103            Leased         11,494    Restaurant
325  CA   1134 S. Harbor Blvd.
          Fullerton, CA 92632-3029      Leased         14,240    Restaurant
329  CA   6251 Sunrise Blvd.
          Citrus Heights, CA 95610      Leased         14,980    Restaurant
353  CA   72513 Hwy 111, Ste. B
          Palm Desert, CA 92260         Leased         12,000    Restaurant
355  CA   25955 The Old Road
          Valencia, CA 91381            Leased         10,920    Restaurant
356  CA   12790 Armargas Rd.
          Victorville, CA 92392         Leased         10,600    Restaurant
357  CA   5151 Lakewood Blvd.
          Lakewood, CA 90712            Leased         10,185    Restaurant
358  CA   2821 Pacific Coast Hwy.
          Torrance, CA 90505            Leased         10,333    Restaurant
399  CA   601 Rohnert Park Expr.
          Rohnert Park, CA 94928        Leased         9,000     Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

404  CA   1371 Kooser Rd.
          San Jose, CA 95118            Leased         20,272    Restaurant
405  CA   5500 Grossmont Ctr. Dr.
          Ste. J-34
          La Mesa, CA 91942             Leased         10,624    Restaurant
406  CA   15511 Edwards St.
          Huntington Bch, CA 92647      Leased         16,416    Restaurant
407  CA   191 N. McKinley
          Corona, CA 91719              Leased         8,500     Restaurant
408  CA   20 El Cerrito Plaza
          El Cerrito, CA 94530
          (Closing July 31, 2000.)      Leased         8,370     Restaurant
409  CA   1900 S. Brea Canyon Rd.
          Diamond Bar, CA 91765         Leased         8,900     Restaurant
410  CA   1690-96 Arden Way
          Sacramento, CA 95815          Leased         13,300    Restaurant
411  CA   71 Tierra Rejada, Ste. B
          Simi Valley, CA 93065         Leased         9,100     Restaurant
413  CA   601 Azusa Ave.
          Covina, CA 91722              Leased         9,600     Restaurant
414  CA   25110 Hancock Ave
          Suites 101-106
          Murrieta, CA 92562-5975       Leased         6,395     Restaurant
415  CA   955 South "E" St., Ste. G
          San Bernardino, CA 92408      Leased         10,000    Restaurant
418  CA   8375 Laurel Canyon Blvd.
          Sun Valley, CA 91352          Leased         12,124    Restaurant
419  CA   9339 Foothill Blvd., Ste. E
          R. Cucamonga, CA 91730        Leased         10,000    Restaurant
421  CA   2300 Harbor Blvd., Bldg. 25
          Costa Mesa, CA 92626          Leased         10,000    Restaurant
422  CA   13101 Harbor Blvd.
          Garden Grove, CA 92645        Leased         16,100    Restaurant
423  CA   10949 Firestone
          Norwalk, CA 90651             Leased         9,095     Restaurant
428  CA   4567 Peck Road
          El Monte, CA 91734            Leased         11,175    Restaurant
429  CA   16269 San Fernando Miss.
          Granada Hills, CA 91344       Leased         10,000    Restaurant
439  CA   1143 Highland Ave.
          National City, CA 92050       Leased         12,000    Restaurant
440  CA   6005 Rosemead Blvd.
          Pico Rivera, CA 90660         Leased         9,975     Restaurant
441  CA   3146 Sports Arena Blvd.
          San Diego, CA 92110           Leased         11,523    Restaurant
442  CA   2300 N. Rose Dr.
          Placentia, CA 92670           Leased         9,616     Restaurant
443  CA   9840 Hibert St.
          San Diego, CA 92131           Leased         10,500    Restaurant
444  CA   1270-1272 El Camino Real
          San Bruno, CA 94066           Leased         9,000     Restaurant
445  CA   17069 Valley Blvd., Ste. D
          Fontana, CA 92335             Leased         12,240    Restaurant
446  CA   5089 E. Florence Ave.
          Bell CA 90201                 Leased         16,550    Restaurant
447  CA   15100 Rosecrans
          La Mirada, CA 90638           Leased         10,000    Restaurant
451  CA   8425 Reseda Blvd.
          Northridge, CA 91324          Leased         10,180    Restaurant
453  CA   4714 Telephone Rd.
          Ventura, CA 93003             Leased         13,000    Restaurant
461  CA   22940 Van Owen St.
          West Hills, CA 91307          Leased          9,000    Restaurant
462  CA   Carson Mall
          20700 Avalon Blvd #130
          Carson, CA 90745              Leased         13,040    Restaurant
465  CA   16920 Prairie Ave.
          Torrance, CA 90504            Leased         14,116    Restaurant
115  CO   7510 Parkway Drive
          Littleton, CO 80124           Owned          12,518    Restaurant
558  CO   5156 N. Academy Blvd.
          Colorado Springs, CO 80907    Leased         10,826    Restaurant
710  CO   14005 E. Exposition
          Aurora, CO 80012              Leased         15,000    Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

717  CO   9301 Ralston Rd.
          Arvada, CO 80003              Leased         11,095    Restaurant
721  CO   1001 W. Hampden Ave.
          Englewood, CO 80110           Owned           9,440    Restaurant
865  CO   105 W. Prospect Rd.
          Ft. Collins, CO 80525         Leased         13,000    Restaurant
463  CT   650 Wolcott
          Waterbury, CT 06705           Leased          9,512    Restaurant
467  CT   82 Buckland St.
          Manchester, CT 06040          Leased          9,000    Restaurant
468  CT   82 Boston Post Rd.
          Orange, CT 06477              Leased         10,410    Restaurant
470  CT   3075 Berlin Turnpike
          Newington, CT 06111           Leased         9,260     Restaurant
650  CT   389 N. Frontage Rd.
          New London, CT 06320          Leased         8,000     Restaurant
954  DE   3601 Silverside Rd.
          Wilmington, DE 19810          Leased         12,555    Restaurant
062  FL   9820 Atlantic Blvd.
          Jacksonville, FL 32211        Leased         10,000    Restaurant
065  FL   7350 Plantation Rd.
          Pensacola, FL 32504           Owned          10,217    Restaurant
066  FL   6065 Youngerman Circle
          Jacksonville, FL 32244        Owned          10,200    Restaurant
420  FL   1540 W. Brandon Blvd.
          Brandon, FL 33511             Leased         18,500    Restaurant
424  FL   3805 W 20th St., Ste. 135
          Hialeah, Fl 33012             Leased         12,000    Restaurant
426  FL   3558 US Hwy 98 North
          Lakeland, FL 33809            Leased         7,000     Restaurant
430  FL   14308 Dale Mabry Hwy
          Tampa, FL 33618-2051          Leased         9,845     Restaurant
432  FL   4646 Okeechobee Blvd.
          W. Palm Beach, FL 33417       Leased         8,000     Restaurant
433  FL   8515 Pines Blvd.
          Pembroke Pines, FL 33024      Leased         9,000     Restaurant
434  FL   8099 W Oakland Park Blvd
          Sunrise, FL 33351             Leased         9,000     Restaurant
435  FL   20335 Biscayne Blvd.
          Suuite L-1
          N. Miami, FL 33180            Leased        10,250     Restaurant
436  FL   Cypress Point S/C
          25921 US Hwy 19
          Clearwater, FL 34623          Leased        10,860     Restaurant
460  FL   1024 58th St. North
          St. Petersburg, FL 33710      Leased        20,000     Restaurant
681  FL   541 W. Hwy 436
          Altamonte Sp., FL 32701       Leased         8,061     Restaurant
690  FL   2400 NW Federal Hwy
          Stuart, FL 34994              Leased         9,409     Restaurant
718  FL   7419 International Drive
          Orlando, FL 32809             Leased        10,200     Restaurant
719  FL   7456 W. Colonial Drive
          Orlando, FL 32818             Leased         11,316    Restaurant
720  FL   905 44th Ave. West
          Bradenton, FL 34207           Leased         13,565    Restaurant
722  FL   449 N. Alafaya Trail
          Orlando, FL 32828             Leased         11,121    Restaurant
117  GA   824 Earnest W. Barrett Pk.
          Kennesaw, GA 30144            Owned          12,518    Restaurant
601  GA   335 Upper Riverdale Rd.
          Jonesboro, GA 30236           Leased         10,100    Restaurant
605  GA   6700 Abercorn
          Savannah, GA 31405            Leased         10,200    Restaurant
607  GA   4340 Roswell Road
          NE, Marietta, GA 30062        Leased         10,200    Restaurant
611  GA   5019 Jimmy Carter Blvd.
          Norcross, GA 30093            Leased         10,200    Restaurant
612  GA   3654-I Atlanta Highway
          Athens, GA 30606              Leased         10,321    Restaurant
729  GA   2998 Hargrove Rd.
          Smyrna, GA 30339              Owned          10,200    Restaurant
869  GA   3201 Macon Rd.
          Columbus, GA 31906            Leased         11,478    Restaurant
939  GA   3435 Wrightsboro Rd.
          Augusta, GA 30909             Leased         9,800     Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

955  IA   2915 McClain Dr.
          Cedar Falls, IA 50613         Leased         10,679    Restaurant
956  IA   170 Collins Rd., N.E.
          Cedar Rapids, IA 52402        Leased         20,000    Restaurant
957  IA   903 E. Kimberly Rd.
          Davenport, IA 52807           Leased         12,000    Restaurant
958  IA   1431 22nd St.
          W. Des Moines, IA 50265       Leased         10,000    Restaurant
959  ID   6255 Fairview Ave.
          Boise, ID 83704               Owned          12,032    Restaurant
034  IL   4031 W. 95th
          Oaklawn, IL 60453             Leased         12,828    Restaurant
047  IL   2369 McArthur Ave
          Springfield, IL 62704         Leased         11,431    Restaurant
054  IL   1315 North Ave.
          Melrose Park, IL 60160        Owned          9,200     Restaurant
058  IL   16090 S. Harlem Ave.
          Tinley Park, IL 60477         Leased         9,040     Restaurant
059  IL   990 S. Barrington Rd.
          Streamwood, IL 60107          Leased         9,040     Restaurant
063  IL   5030 S. Kedzie
          Chicago, IL 60632             Leased         13,856    Restaurant
073  IL   106 Towncenter
          Matteson, IL 60443            Leased         12,024    Restaurant
094  IL   1965 W. Jefferson
          Joliet, IL 60435              Leased         12,950    Restaurant
097  IL   1154 E. Ogden
          Naperville, IL 60540          Leased         10,200    Restaurant
349  IL   511 N. Randall Road
          Batavia, IL 60510             Owned          11,300    Restaurant
360  IL   2601 W. Lake
          Peoria, IL 60601              Leased         12,240    Restaurant
456  IL   7142 Carpenter
          Skokie, IL 60077              Leased         10,361    Restaurant
619  IL   10850 Lincoln Trail
          Fairview Heights, Il 62208    Leased         7,314     Restaurant
685  IL   7409 Cass St.
          Darien, IL 60559              Leased         11,520    Restaurant
687  IL   1730 W. Fullerton Ave.
          Chicago, IL 60614             Leased         9,460     Restaurant
688  IL   955 W. Dundee Rd
          Arlington Heights, IL 60004   Leased         8,061     Restaurant
960  IL   3600 E. State St.
          Rockford, IL 61108            Leased         11,385    Restaurant
060  IN   559 N. Green River Rd.
          Evansville, IN 47715          Leased         10,500    Restaurant
096  IN   5501 E. 82nd St.
          Indianapolis, IN 46250        Leased         10,200    Restaurant
346  IN   8804 US 31 South
          Indianapolis, IN 46227        Leased         10,200    Restaurant
348  IN   2893 E. 80th Ave.
          Merrillville, IN 46410        Leased         11,300    Restaurant
606  IN   4910 W. 38th St.
          Indianapolis, IN 46254        Leased         10,200    Restaurant
714  IN   8109 E. Washington
          Indianapolis, IN 46219        Leased         12,215    Restaurant
931  IN   822 W. McKinley
          Mishawaka, IN 46545           Leased         10,200    Restaurant
946  IN   711 Coliseum Blvd.
          Ft. Wayne, IN 46808           Owned          10,200    Restaurant
___  KS   Bldg. 2704, Unit D-1
          Topeka, KS 66619              Leased         28,000    Warehouse
067  KS   10510 Metcalf Lane
          Overland Park, KS 66206       Owned          9,970     Restaurant
961  KS   2215 SW Wanamaker Rd.
          Topeka, KS 66614              Leased         9,775     Restaurant
962  KS   3223 N. Rock Rd.
          Wichita, KS 67226             Leased         9,462     Restaurant
111  KY   2030 S. Hurstbourne Pkwy.
          Louisville, KY 40220          Leased         14,616    Restaurant
963  KY   1555 New Circle Rd.
          Lexington, KY 40509           Leased         10,200    Restaurant
048  LA   1725 Metro Dr.
          Alexandria, LA 71301          Owned          8,000     Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

609  LA   11324 Boardwalk
          Baton Rouge, LA 70816         Leased         8,061     Restaurant
684  LA   3701 General DeGaulle
          New Orleans, LA 70114         Leased         11,136    Restaurant
715  LA   3555 Ambassador Caffery
          Lafayette, LA 70503           Leased         18,580    Restaurant
716  LA   7000 Veterans Blvd.
          Metairie, LA 70003            Leased         11,920    Restaurant
457  MA   209 Plain St.
          Lowell, MA 01852              Leased         9,000     Restaurant
459  MA   50 Southwest Cutoff
          Worcester, MA 01604           Leased         10,950    Restaurant
464  MA   287 Washington St. So.
          Attleboro Ma 02703            Leased         8,500     Restaurant
473  MA   200 Westgate Dr., Suite 93
          Brockton, MA 02401            Leased         8,850     Restaurant
476  MA   1716 Boston Rd.
          Springfield, MA 01129         Leased         10,180    Restaurant
477  MA   1665 VFW Parkway
          Boston, MA 02132              Leased         10,650    Restaurant
478  MA   139 Endicott
          Danvers, MA 01923             Leased         12,000    Restaurant
479  MA   801 Worcester
          Natick, MA 01760              Leased         10,351    Restaurant
488  MA   Ten Wall St. (Hwy. 95/3A)
          Burlington, MA 01803          Leased         10,595    Restaurant
751  MA   412-418 St. Rd. 6
          N. Dartmouth, MA 02747        Leased         7,500     Restaurant
050  MD   2333-A Forest Dr.
          Annapolis, MD 21401           Leased         8,704     Restaurant
079  MD   809 Goucher Blvd.
          Towson, MD 21286              Leased         9,200     Restaurant
087  MD   936 Fairlawn Ave.
          Laurel, MD 20707              Leased         11,878    Restaurant
092  MD   2928 Festival Way
          Waldorf, MD 20601             Leased         8,741     Restaurant
401  MD   516 N. Frederick
          Gaithersburg, MD 20878        Leased         11,128    Restaurant
402  MD   13807 Outlet Drive
          Silver Spring, MD 20904       Leased         10,500    Restaurant
403  MD   8354 Eastern Ave.
          Baltimore, MD 21224           Leased         8,892     Restaurant
412  MD   5912 Baltimore Nat. Pike
          Baltimore, MD 21228           Leased         9,000     Restaurant
474  MD   6637 Gov. Ritchie Hwy.
          Glen Burnie, MD 21061         Leased         11,129    Restaurant
502  MD   5 Bel Air South Parkway
          Ste. N-1447
          Bel Air, MD 21014             Leased         6,450     Restaurant
080  MI   42001 Ford Rd.
          Canton, MI 48187              Leased         9,094     Restaurant
085  MI   201 Auburn
          Rochester Hills, MI 48307     Leased         10,465    Restaurant
103  MI   13745 Lakeside Circle
          Sterling Heights, MI 48313    Leased         12,518    Restaurant
323  MI   3489 Miller Rd.
          Flint, MI 48507               Leased         10,300    Restaurant
326  MI   5451 "L" W. Saginaw Hwy.
          Lansing, MI 48917             Leased         8,400     Restaurant
328  MI   3175 Alpine
          Walker, MI 49504              Leased         12,700    Restaurant
335  MI   3655 28th St. SE
          Grand Rapids, MI 49508        Leased         10,060    Restaurant
336  MI   5105 Bay Rd.
          Saginaw, MI 48604             Leased         10,200    Restaurant
337  MI   Oakland Point S/C
          390 N. Telegraph Rd
          Pontiac, MI 48341             Leased         9,619     Restaurant
359  MI   24399 Michigan
          Dearborn, MI 48124            Leased         12,656    Restaurant
475  MI   31920 Gratiot
          Roseville, MI 48066           Leased         10,500    Restaurant
713  MI   15300 Toledo Rd.
          Southgate, MI  48195          Leased         15,635    Restaurant
793  MN   1025 Burnsville Center
          Burnsville, MN 55306          Leased         12,018    Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

794  MN   12945 Elm Creek
          Maple Grove, MN 55369         Leased         14,850    Restaurant
795  MN   8943 University Ave.
          Blaine, MN 55434              Leased         10,424    Restaurant
796  MN   1422 South Roberts
          West St. Paul, MN 55118       Leased         10,000    Restaurant
797  MN   7505 France Ave. South
          Edina, MN 55435               Leased         14,590    Restaurant
077  MO   2726 NE Vivion Rd.
          Kansas City, MO 64119         Leased         15,000    Restaurant
082  MO   4039 S. Noland Rd.
          Independence, MO 64055        Leased         8,045     Restaurant
741  MO   2805 Target Dr.
          St. Louis, MO 63136           Leased         10,200    Restaurant
742  MO   3500K S. Glenstone Ave.
          Springfield, MO 65804         Leased         7,520     Restaurant
855  MO   720 S. County Centerway
          St Louis, MO 63219            Leased         11,868    Restaurant
947  MO   15913 Manchester Rd.
          Ellisville, MO 63011          Leased         9,500     Restaurant
948  MO   2669 Bogey Rd.
          St. Charles, MO 63301         Leased         13,117    Restaurant
562  MS   15082 Crossroads Pkwy
          Gulfport, MS 39503            Leased         11,300    Restaurant
064  NC   7701 Pineville-Mthws Rd.
          Charlotte, NC 28226           Leased         12,000    Restaurant
121  NC   620 Hanes Mall Blvd.
          Winston-Salem, NC 27103       Leased         9,665     Restaurant
380  NC   Beacon Ridge Plaza
          3724 Mayfair St.
          Durham, NC 27707              Owned          7,500     Restaurant
639  NC   5612 Albemarle Rd.
          Ste. 100
          Charlotte, NC 28212           Leased         9,947     Restaurant
568  NE   221 N. 66th
          Lincoln, NE 68505             Leased         10,200    Restaurant
733  NE   225 N. 76th
          Omaha, NE 68114               Leased         10,250    Restaurant
471  NH   30 Fox Run Rd.
          Newington, NH 03801           Leased         14,000    Restaurant
472  NH   1525 S. Willow
          Manchester, NH 03103          Leased         12,000    Restaurant
480  NJ   1107 Route 35
          Middletown, NJ 07748          Leased         9,000     Restaurant
481  NJ   1500 Almonesson Rd.
          Deptford, NJ 08096            Leased         9,000     Restaurant
485  NJ   8101 Tonelle Ave.
          N. Bergen, NJ 07047           Leased         12,000    Restaurant
487  NJ   1120 Rte 1 North
          Edison, NJ 08817              Leased         8,500     Restaurant
489  NJ   1639 Rt. 23 South
          Wayne, NJ 07470               Leased         9,562     Restaurant
498  NJ   2100 Rt. 38
          Cherry Hill, NJ 08002         Leased         9,000     Restaurant
500  NJ   28 Brick Plaza
          Bricktown, NJ 08723           Leased         8,900     Restaurant
501  NJ   Bergen Mall Space 920
          221 South Mall
          Paramus, N.J. 07652           Leased         11,059    Restaurant
512  NJ   600 Promenade Blvd.
          Bridgewater, NJ 08807         Leased         10,600    Restaurant
525  NJ   145 Rt 10
          East Hanover, NJ 07936        Leased         10,000    Restaurant
332  NM   4418 Wyoming Blvd. NE
          Albuquerque, NM 87111         Leased         10,000    Restaurant
314  NV   1521 W. Sunset Road
          Henderson, NV 89015           Leased         11,300    Restaurant
315  NV   7381 W. Lake Mead
          Las Vegas, NV 89128           Leased         11,300    Restaurant
316  NV   5000 Smithridge Dr.
          Reno, NV 89502                Leased         10,000    Restaurant
494  NY   1775-P South Ave.
          Staten Island, NY 10314       Leased         11,213    Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

496  NY   121 Sunrise Hwy.
          Patchogue, NY 11772           Leased         15,000    Restaurant
499  NY   Delco Plaza
          11-15 Hanover Place
          Hicksville, NY 11801          Leased         9,450     Restaurant
504  NY   2115 Jericho Turnpike
          Commack, NY 11725             Leased         9,000     Restaurant
505  NY   South Hills Mall
          838 South Rd
          Poughkeepsie, NY 12601        Leased         8,783     Restaurant
511  NY   155 Sunrise Hwy.
          West Islip, NY 11795          Leased         14,025    Restaurant
513  NY   3419 48th Street
          L. I. City,  NY 11101         Leased         14,699    Restaurant
516  NY   4408 Milestrip Road
          Buffalo, NY 14219             Leased         13,582    Restaurant
517  NY   1000 Hylan Drive
          Rochester, NY 14623           Leased         12,000    Restaurant
520  NY   607 Troy Schenectady Rd.
          Latham, NY 12110              Leased         11,350    Restaurant
840  NY   4994 Harlem Road
          Amherst, NY 14226             Leased         15,117    Restaurant
101  OH   7601 W. Ridgewood Rd.
          Parma, OH 44129               Leased         13,500    Restaurant
552  OH   521 Boardman Poland Rd.
          Youngstown, OH 44512          Leased         12,000    Restaurant
553  OH   2779 Market Place St.
          Akron, OH 44333               Leased         10,000    Restaurant
554  OH   5455 Airport Hwy Ste 9-I
          Toledo, OH 43615              Leased         9,000     Restaurant
555  OH   30 Prestige Place
          Miamisburg, OH 45342          Owned          10,364    Restaurant
556  OH   Franklin Park Place
          5077 Monroe
          Toledo, OH 43623              Leased         9,000     Restaurant
557  OH   3631 Soldano Blvd.
          Columbus, OH 43228            Leased         7,825     Restaurant
559  OH   26104 Great N. Shopp. Ctr.
          North Olmsted, OH 44070       Leased         9,374     Restaurant
561  OH   8801 Colerain
          Cincinnati, OH 45239          Leased         10,200    Restaurant
736  OH   2711 Martin Rd
          Dublin, OH 43016              Leased         8,000     Restaurant
737  OH   4284 Macsway
          Columbus, OH 43232            Leased         10,200    Restaurant
738  OH   1429 E. Kemper Rd.
          Sharonville, OH 45246         Owned          10,200    Restaurant
740  OH   6370 Strip Ave., N.W.
          North Canton, OH 44720        Leased         9,900     Restaurant
743  OH   8000 Plaza Blvd.
          Mentor, OH 44060              Leased         9,294     Restaurant
938  OH   2345 Valley Loop Rd.
          Springfield, OH 45504         Leased         10,200    Restaurant
388  OK   7505 S. Walker
          Oklahoma City, OK 73139       Leased         11,348    Restaurant
389  OK   6817 NW Expressway
          Okalhoma City, OK 73132       Leased         10,200    Restaurant
391  OK   7108 S. Memorial Dr.
          Tulsa, OK 74133               Leased         10,885    Restaurant
437  PA   9175 Roosevelt #2
          Philadelphia, PA 19114        Leased         12,000    Restaurant
448  PA   1000 Lehigh Valley Mall
          Whitehall, PA 18052           Leased         12,000    Restaurant
450  PA   9 Snyder Ave.
          Philadelphia, PA 19148        Leased         8,800     Restaurant
452  PA   1283 E. Lincoln Hwy.
          Levittown, PA 19056           Leased         9,520     Restaurant
455  PA   1210 Bethlehem Pike
          North Wales, PA 19454         Leased         9,390     Restaurant
483  PA   381 Baltimore Pke
          Springfield, PA 19064         Leased         11,000    Restaurant
540  PA   2020 Fruitville Pike
          Lancaster, PA 17601           Leased         9,000     Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

541  PA   1003 Commerce Blvd.
          Dickson City, PA 18519        Leased         11,300    Restaurant
964  PA   3883 Union Deposit Rd.
          Harrisburg, PA 17109          Leased         10,332    Restaurant
965  PA   2801 E. Market St.
          York, PA 17402                Leased         10,031    Restaurant
645  RI   650 Bald Hill Rd.
          Suite 100-B
          Warwick, RI 02886             Leased         11,300    Restaurant
383  SC   660 Spartan Blvd., #250
          Spartanburg, SC 29301         Leased         9,300     Restaurant
966  SC   1610 Sam Rittenburg Blvd.
          Charleston, SC 29407          Leased         14,937    Restaurant
967  SC   1775 Burning Tree
          Columbia, SC 29210            Leased         9,996     Restaurant
968  SC   253 Congaree Rd.
          Greenville, SC 29607          Leased         10,282    Restaurant
055  TN   8225 Kingston Pike
          Knoxville, TN 37919           Leased         10,600    Restaurant
068  TN   2070 Gallatin Rd. North
          Madison, TN 37072             Leased         9,600     Restaurant
074  TN   5312 Hickory Hollow Lane
          Antioch, TN 37013             Leased         13,000    Restaurant
969  TN   22 Northgate Park
          Chattanooga, TN 37415         Leased         10,500    Restaurant
970  TN   3649 Hichory Hill Rd.
          Memphis, TN 38115             Leased         9,450     Restaurant
971  TN   3268 Austin Peay Hwy.
          Memphis, TN 38128             Leased         12,301    Restaurant
032  TX   2220 FM 1960 West
          Houston, TX 77090             Leased         10,839    Restaurant
033  TX   6787 Hwy. 6 North
          Houston, TX 77084             Leased         11,300    Restaurant
035  TX   2402 S. Stemmons
          Lewisville, TX 75067          Leased         8,500     Restaurant
046  TX   13125 Montfort
          Dallas, TX 75240              Leased         15,900    Restaurant
081  TX   3903 W. Airport Frwy.
          Irving, TX 75062              Leased         12,312    Restaurant
090  TX   750 Scott St.
          White Settlement, TX 76108    Leased         10,290    Restaurant
098  TX   6874 Ingram Dr.
          San Antonio, TX 78238         Owned          10,200    Restaurant
105  TX   124 E. FM 1960 Bypass
          Humble, TX 77338              Leased         18,700    Restaurant
309  TX   2935 SW Parkway
          Wichita Falls, TX 76308       Leased         10,200    Restaurant
416  TX   2216 S. Fielder Rd.
          Arlington, TX 76013           Leased         15,100    Restaurant
417  TX   238  SW Military Dr.
          San Antonio, TX 78221         Leased         18,000    Restaurant
454  TX   5118 S. Staples
          Corpus Christi, TX 78411      Leased         10,948    Restaurant
466  TX   8220 Windsor Cross
          Windcrest, TX 78239           Leased         12,700    Restaurant
571  TX   11920 Southwest Frwy.
          Stafford, TX 77477            Leased         9,024     Restaurant
575  TX   5535 Weslayan
          Houston, TX 77005             Leased         10,000    Restaurant
579  TX   7935 Grapevine Hwy.
          N. Richland Hills, Tx 76180   Leased         10,200    Restaurant
592  TX   1541 West Bay Area Blvd.
          Webster, TX 77598             Leased         10,000    Restaurant
594  TX   1235 E. Beltline
          Richardson, TX 75081          Leased         10,200    Restaurant
676  TX   4441 W. Airport Frwy.
          Irving, TX 75062              Leased         76,556    Corporate
691  TX   154 Fairmont Parkway
          Pasadena, TX 77504            Leased         10,200    Restaurant
731  TX   14637 Memorial Dr.
          Houston, TX 77079             Leased         10,200    Restaurant
734  TX   6760 Antoine
          Houston, TX 77091             Leased         11,200    Restaurant
850  TX   710 Sunland Park
          El Paso, Tx 79912             Leased         7,500     Restaurant

No.  St   Street Address            Leased/Owned       S. F.        Type

859  TX   3200 Justiss Dr.
          Arlington, TX 76011           Leased         10,200    Restaurant
933  TX   5612 West Loop 289
          Lubbock, TX 79401             Leased         11,300    Restaurant
935  TX   502 W. Ben White Blvd.
          Austin, TX 78704              Leased         11,650    Restaurant
936  TX   8038 Burnett Rd.
          Austin, TX 78758              Leased         11,650    Restaurant
937  TX   2500 S. Coulter St.
          Suite 124
          Amarillo, TX 79109            Leased         8,500     Restaurant
942  TX   1340 W. Centerville
          Garland, TX 75041             Leased         10,200    Restaurant
949  TX   7110 S. Westmoreland
          Dallas, TX 75237              Owned          10,200    Restaurant
950  TX   1604 Preston Road
          Plano, TX 75093               Leased         11,300    Restaurant
052  VA   10430 Midlothian Trnpk
          Richmond, VA 23235            Leased         10,000    Restaurant
056  VA   9030 Broad Street
          Richmond, VA 23294            Leased         10,125    Restaurant
071  VA   14085 Shoppers Best Way
          Dale City, VA 22193           Leased         8,500     Restaurant
072  VA   6303 Richmond Hwy.
          Alexandria, VA 22306          Leased         12,000    Restaurant
084  VA   9404 Main St
          Fairfax, VA 22031             Leased         12,250    Restaurant
099  VA   2465 Centreville, Ste. J9
          Herndon, VA 22071             Leased         9,658     Restaurant
118  VA   7730 Streamwalk Lane
          Manassas, VA 22110            Leased         12,000    Restaurant
545  VA   1280 Central Park Blvd.
          Fredricksburg, VA 22401       Leased         10,600    Restaurant
972  VA   4059 Electric Rd.
          Roanoke, VA 24015             Leased         10,200    Restaurant
319  WI   1273 Lombardi Access
          Greenbay, WI 54304            Leased         10,200    Restaurant
603  WI   4671 Michael's Drive
          Grand Chute, WI 54915         Leased         9,600     Restaurant
604  WI   438 Grand Canyon Dr.
          Madison, WI 53719             Leased         10,200    Restaurant
724  WI   4444 Highway 16
          LaCrosse, WI 54601            Leased         11,140    Restaurant
844  ON   4141 Dixie Road
          Mississauga, ONT L4W1V5       Leased         12,000    Restaurant
845  ON   2450 Shepperd Ave. East
          Ste. 202
          Willowdale, ONT M2J1X1        Leased         15,639    Restaurant

                                 Schedule 8.9
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                     Debt


None.

                                 Schedule 8.10
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                     Taxes


None.

                                 Schedule 8.12
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                 ERISA Matters


None.

                                 Schedule 8.14
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                         Subsidiaries; Capitalization



                                           State      Borr.       Shrs          Shrs             Shares
Subsidiary                                 Inc.       Owns        Auth.        Issued            Outst.
BHC Acquisition Corporation                 TX        100%        1M          2,000 Com         2,000 Com
ShowBiz of Laurel, Inc.                     MD         73%          100         100 Com           100 Com
Chuck E. Cheese of Waldorf, Inc.            MD        100%        5,000         500 Com           500 Com
Chuck E. Cheese of Gaithersburg, Inc.       MD         80%          100         100 Com           100 Com
Chuck E. Cheese of Glen Burnie, Inc.        MD         97%        5,000         500 Com           500 Com
Chuck E. Cheese of Diamond Point, Inc.      MD         97%        5,000         490 Com           490 Com
Chuck E. Cheese of Westview, Inc.           MD         98%        5,000         500 Com           500 Com
Hospitality Distribution Incorporated       TX          0%*       1,000       1,000 Com         1,000 Com
Chuck E. Cheese of Silver Springs, Inc.     MD          0%**        100         100 Com           100 Com
SB Hospitality Corporation                  TX         49%        1M         10,000 Com        10,000 Com
ShowBiz of Arkansas, Inc.                   AR         50%        2,000         300 Com           300 Com
ShowBiz Merchandising, Inc.                 NV        100%        1,000       1,000 Com         1,000 Com
Smintheus Incorporated                      TX        100%        1M          1,000 Com         1,000 Com

*    100% owned by BHC Acquisition Corporation.
**   80% owned by Hospitality Distribution, Inc.

                                 Schedule 8.15
                                      to

                            CEC Entertainment, Inc.
                               Credit Agreement


                                  Agreements


None.

                                 Schedule 8.19
                                      to
                            CEC Entertainment, Inc.


                    Credit Agreement Environmental Matters


Borrower is currently negotiating with DDRC Gateway LLC ("DDRC") for the lease of its property at Gateway Shopping Center, Everett, Massachusetts. This property is what is commonly referred to as a "Brownfield" and has been the subject of significant remediation by Monsanto pursuant to the requirements of the Massachusetts Contingency Plan (the "Plan"). Pursuant to the terms of the Plan, during the 40 year period following the transfer of title to DDRC, Monsanto will indemnify, defend and hold harmless DDRC, its successors and assigns, arising from Monsanto's failure to comply with the remediation plan proscribed by the Plan. Furthermore, DDRC has the benefit of a covenant not to sue from the Commonwealth of Massachusetts, which protects DDRC from lawsuits by the state with respect to environmental conditions existing as of its purchase of the property.

                                 Schedule 8.20
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                 Broker's Fees


None.

                                 Schedule 8.21
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                               Employee Matters


None.

                                 Schedule 10.2
                                      to
                            CEC Entertainment, Inc.
                               Credit Agreement


                                Permitted Liens


1. Deed of Trust, Security Agreement and Assignment of Rents and Leases dated January 18, 1996 signed by ShowBiz Pizza Time, Inc. filed at Volume 96043, Page 2030, Deed of Trust Records, Dallas County, Texas. *[Note: This Agreement will be released by Bank One upon Closing.]

2. Real Estate Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated January 18, 1996 by and between ShowBiz Pizza Time, Inc., Debtor and Bank One, Texas, National Association filed under Document No. 960011290, Real Estate Records of Allen County, Indiana. *[Note: This Agreement will be released by Bank One upon Closing.]

3. Mortgage and Security Agreement dated January 18, 1996 by and between ShowBiz Pizza Time, Inc. and Bank One, Texas, National Association filed at Volume _______, Page ____, Real Estate Records of Duval County, Florida. *[Note: This Agreement will be released by Bank One upon Closing.]

4. Mortgage and Security Agreement dated January 18, 1996 by and between ShowBiz Pizza Time, Inc. and Bank One, Texas, National Association filed at Volume _______, Page ____, Real Estate Records of Escambia County, Florida. *[Note: This Agreement will be released by Bank One upon Closing.]

5. Security Agreement date January 18, 1996 by and between ShowBiz Pizza Time, Inc. and Bank One, Texas, National Association. *[Note: This Agreement will be released by Bank One upon Closing.]

6. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed at Volume 96043, Page 2070, Real Estate Records of Dallas County, Texas. *[Note: This Financing Statement will be released by Bank One upon Closing.]

7. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed in the Office of the Secretary of State of Texas on March 4, 1996 as Document No. 041662. *[Note: This Financing Statement will be released by Bank One upon Closing.]

8. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed in the Office of the Secretary of State of Florida on ____________ as Document No. _______. *[Note: This Financing Statement will be released by Bank One upon Closing.]

9. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed at Book 8327, Page 488-490, Real Estate Records of Escambia County, Florida as Document No. 96080275. *[Note: This Financing Statement will be released by Bank One upon Closing.]

10. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed at Book _______, Page ______, Real Estate Records of Duval County, Florida. *[Note: This Financing Statement will be released by Bank One upon Closing.]

11. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed in the Office of the Secretary of State of Indiana as Document No. _______. *[Note: This Financing Statement will be released by Bank One upon Closing.]

12. Uniform Commercial Code - Real Estate Financing Statement - Form UCC-2 signed by ShowBiz Pizza Time, Inc. as Debtor and Bank One, Texas, N.A. as Secured Party filed with the Recorder of Allen County in the State of Indiana as Document No. 960000778. *[Note:This Financing Statement will be released by Bank One upon Closing.]

13. Uniform Commercial Code - Financing Statement - Form UCC-1 signed by CEC Entertainment, Inc. as Debtor and El Camino Resources, Ltd. as Secured
Party filed with the Recorder of Secretary of State of the State of Texas as Document No. 98-221875. *[Note: This Financing Statement secures an interest in computer equipment leased from El Camino.]

14. Uniform Commercial Code - Assignment of Financing Statement - Form UCC-3 signed by CEC Entertainment, Inc. as Debtor and El Camino Resources, Ltd. as Secured Party filed with the Recorder of Secretary of State of the State of Texas as Document No. 99-627694. *[Note: This Financing Statement secures an interest in computer equipment leased from El Camino.]

                              REVOLVING NOTE


$30,000,000                                                   July 14, 2000

     FOR VALUE RECEIVED, the undersigned, CEC ENTERTAINMENT, INC., a corporation duly organized and validly existing under the laws of the State of Kansas (the "Borrower"), hereby promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION (the "Lender"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of THIRTY MILLION DOLLARS ($30,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the Credit Agreement (as defined below), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Loan, at such office, in like money and funds, for the period commencing on the date of the initial advance of the Loan until the Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Lender to record in its records the amount outstanding under the Loan and Type of Balances established under this Revolving Note ("Note") and all borrowings, Continuations, Conversions, and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided that the failure to make such notation with respect to any such borrowing, Continuation, Conversion, Balances, or payments shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Note.

     This Note is one of the "Notes" referred to in the certain Credit Agreement dated as of July 14, 2000, among the Borrower, the Lender, the other lenders party thereto (collectively with Lender, the "Lenders"), and Bank One, Texas, National Association, as administrative agent for the Lenders (the "Agent"; such Credit Agreement, as the same may be amended, restated, or otherwise modified from time to time, is referred to herein as the "Credit Agreement"), and evidences advances under the Loan made by the Lender thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Loan prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is a Loan Document and is subject to the terms of the Credit Agreement (including, without limitation, the confidentiality provisions set forth in Section 14.22 thereof), and the holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement, as set forth therein.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Except for any notice expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note (if any), all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.



                                   CEC ENTERTAINMENT, INC.



                                   By:
                                       ----------------------------------------
                                       Richard M. Frank
                                       Chief Executive Officer

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